Exhibit 10.7

LICENSE AGREEMENT

THIS LICENSE AGREEMENT (this “Agreement”) is made and entered into effective as of April 4, 2013 (the “Effective Date”) by and between MARUISHI PHARMACEUTICAL CO., LTD, having its place of business at 4-2, Imazu-Naka 2-Chome, Tsurumi-Ku, Osaka, 538-0042 Japan (“Maruishi”), and CARA THERAPEUTICS, INC., a Delaware corporation with a principal place of business at One Parrott Drive, Shelton, CT 06484 (“Cara”). Cara and Maruishi may be referred to herein individually as a “Party”, and collectively as the “Parties.”

RECITALS

WHEREAS, Cara owns or controls certain patent rights and know-how relating to a proprietary drug product referred to as CR-845, which may be useful for treating pain and uremic pruritus in humans, and is developing an IV formulation of such product, and intends to develop tablet and injectable formulations of the product, to the extent commercially and scientifically feasible; and

WHEREAS, Maruishi has capabilities in the development, and commercialization of pharmaceutical compounds; and

WHEREAS, Maruishi desires to obtain from Cara, and Cara is willing to grant to Maruishi, the exclusive license to develop, manufacture, and commercialize drug products containing CR-845 in Japan, on the terms and conditions set forth herein; and

WHEREAS, Maruishi desires to obtain from Cara, and Cara is willing to supply to Maruishi, amounts of CR-845 (up to its requirements) in the form of bulk active pharmaceutical ingredient and/or in the form of the Finished Product (it is expected that the Finished Product will include an injectable formulation and an oral tablet formulation, as developed), for use in the development and commercialization in the licensed Territory, on the supply terms and conditions as set forth herein and in a supply agreement to be negotiated by the Parties;

NOW, THEREFORE, based on the premises and the mutual covenants and obligations set forth below, and intending to be bound hereby, the Parties agree as follows:

ARTICLE 1

DEFINITIONS

For purposes of this Agreement, the following capitalized terms shall have the meanings as set forth below when used in this Agreement:

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1.1 “Affiliate” means, with respect to a Party, an entity that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such Party. For purposes of this definition, “control” means (with correlative meanings for the terms “controlled by” and “under common control with”) the possession, direct or indirect, of the power to cause the direction of the management and policies of the applicable entity, whether through ownership of fifty percent (50%) or more of the voting securities of such entity, by contract or otherwise. An entity will be an Affiliate for purposes of this Agreement only so long as it satisfies the definition set forth above in this Section.

1.2 “Applicable Laws” means all laws, statutes and governmental rules and regulations, guidelines, notification of the Regulatory Authority and Regulatory Approval applicable to any of the activities conducted under this Agreement.

1.3 “API Supply Price” means, as to a particular Licensed Product sold by Maruishi (or its Affiliate), actual cost of the CR-845 API in such Licensed Product (based on the Transfer Price charged by Cara for the applicable batch or lot of CR-845 API included in such Licensed Product).

1.4 “Business Day” means a day on which banks are generally open for business in Japan.

1.5 “Cara Indemnitees” shall have the meaning ascribed to such term in Section 10.2.

1.6 “CR-845” means the kappa opioid receptor agonist compound of Cara known as CR-845 having the chemical structure set forth in Exhibit A of this Agreement, [*] of CR845.

1.7 “CR-845 API” means CR-845 in bulk active pharmaceutical ingredient form, ready for formulation into final drug product.

1.8 “Claim” means any claim, allegation, suit, complaint, action or legal proceeding.

1.9 “COGs” has the meaning ascribed to such term in Section 6.4(a).

1.10 “Commercialize” or “Commercialization” means those activities relating to the promotion, marketing, distribution and/or sale of Licensed Products, including Phase IV Trials or equivalent clinical trials conducted following Regulatory Approval to market a pharmaceutical product.

1.11 “Commercially Reasonable Efforts” means, with respect to specific tasks or activities conducted under this Agreement, the level of efforts and resources commonly used in the pharmaceutical industry to conduct such tasks or activities with respect to products at a similar stage (to the applicable Licensed Product) in its product life and of similar market potential, based on information and conditions then-prevailing.

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REQUEST. OMISSIONS ARE DESIGNATED [*]. A COMPLETE VERSION OF THIS EXHIBIT HAS

BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

1.12 “Confidential Information” of a Party means all confidential or proprietary Information received or otherwise obtained by the other Party from such Party or its Affiliates pursuant to this Agreement, but excluding any specific Information that:

(a) is now, or hereafter becomes, generally available to the public through no fault of the receiving Party, or its Affiliates, or any entity that obtained such information or materials from the disclosing Party;

(b) the receiving Party or its Affiliates already possesses, as evidenced by its written records, prior to receipt thereof from the disclosing Party;

(c) is obtained without restriction from a Third Party that had the legal right to disclose the same to the receiving Party or its Affiliates; or

(d) has been independently developed by the receiving Party or its Affiliates without the aid, application or use of any Confidential Information of the disclosing Party, as demonstrated by competent written proof.

1.13 “Control” means, with respect to any material, item of Information, or intellectual property right, the possession (whether by ownership or license, other than by a license granted pursuant to this Agreement) by a Party or its Affiliate of the ability to grant to the other Party access to use, ownership, a license and/or a sublicense as provided for in this Agreement under such item or right without violating the terms of any agreement or other arrangement with any Third Party as of the time such Party would first be required hereunder to grant the other Party such access, ownership, license, or sublicense (as applicable).

1.14 “Dollar” or “$” means a United States dollar.

1.15 “Drug Product” means the finished dosage form that contains CR-845 API, generally, but not necessarily, in association with other active or inactive ingredients, and not necessarily labeled or packaged.

1.16 “Exclusivity Period” means the period commencing on first commercial sale of Licensed Product in the Territory and ending on the date that is the later of: (a) expiration of all Licensed Patent Rights having composition of matter claims (including those patents and applications set forth in the Exhibit B attached hereto), or (b) expiration of all pharmaceutical or data exclusivity with respect to Licensed Product in the Territory under the applicable pharmaceutical regulations.

1.17 “FDA” means the United States Food and Drug Administration, or any successor thereto.

1.18 “Field of Use” means use in the treatment of acute pain and/or uremic pruritus, or any additional indication added to the scope of this defined term pursuant to Section 2.8_.

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1.19 “Finished Product” means a Licensed Product in final form ready for commercial sale, in primary packaging.

1.20 “Finished Product Manufacturing Cost” means, with respect to a particular Licensed Product, the actual costs of Maruishi to make Finished Product form of such Licensed Product, but excluding the cost of the CR-845 API in such product and any Royalty Amount.

1.21 “GAAP” means United States generally accepted accounting principles.

1.22 “IND” means an Investigational New Drug application, as defined in 21 C.F.R. 312 or any successor regulation, or the equivalent application to the Regulatory Authority in the Territory.

1.23 “Indemnified Party” shall have the meaning ascribed to it in Section 10.3.

1.24 “Indemnifying Party” shall have the meaning ascribed to it in Section 10.3.

1.25 “Information” means any and all data, results, improvements, processes, methods, protocols, formulas, inventions, know-how, trade secrets and any other information, patentable or otherwise, which may include (but is not limited to) scientific, research and development, manufacturing know-how, pre-clinical, clinical, regulatory, manufacturing, safety, marketing, financial and commercial information or data.

1.26 “Launch Date” means the date on which a Licensed Product is first sold by Maruishi to a Third Party in the Territory, after Regulatory Approval for the Licensed Product has been granted in such country.

1.27 “License Fee” shall have the meaning ascribed to it in Section 6.1.

1.28 “Licensed Know-How” means the Information that (a) is Controlled by Cara or its Affiliate, and (b) relates to Licensed Product and CR-845 API and is reasonably needed for the research, development, manufacture, use, or sale of Licensed Product and research, development, manufacture and use of CR-845 API in the Field of Use in the Territory. For the avoidance of any doubt, “Licensed Know-How” includes the foregoing Information as existing on Effective Date and also during the Term of the Agreement.

1.29 “Licensed Patent Rights” means:

(a) the patents and patent applications set forth in Exhibit B, plus any and all future patents and patent applications in the Territory that are Controlled by Cara and claim CR-845 or Licensed Product or their manufacture or use, including as described in subclauses (c) – (d) below;

(b) any and all patent applications that are continuations or divisionals of the patent applications described in (a) above;

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(c) any and all issued and unexpired patents resulting from any of the applications described in (a) or (b) above; and

(d) any and all issued and unexpired reissues, reexaminations, renewals, or term extensions of any of the patents described in (a), (b) or (c) above.

1.30 “Licensed Product” means any pharmaceutical preparation containing CR-845 intended for use in the Field of Use, including intravenous, oral, transdermal, subcutaneous or any other suitable pharmaceutical formulation.

1.31 “Licensed Technology” means the Licensed Patent Rights and Licensed Know-How.

1.32 “Losses” means costs and expenses (including, without limitation, reasonable legal expenses and attorneys’ fees), judgments, liabilities, fines, damages, assessments and/or other losses.

1.33 “Marketing Approval Application” means the appropriate application or registration submitted to the appropriate Regulatory Authority in the Territory to seek Regulatory Approval.

1.34 “Maruishi Product Data” means all data and other results generated in any clinical trials or other studies on a Licensed Product conducted by or on behalf of Maruishi or its Affiliate.

1.35 “Maruishi Indemnitees” shall have the meaning ascribed to such term in Section10.1.

1.36 “Maruishi Know-How” means any know-how, trade secret, experimental data, formula, experimental procedure, pre-clinical and clinical data and other confidential and/or proprietary information that (a) is Controlled by Maruishi or its Affiliates, and (b) is necessary or useful for the research, development, use, manufacture or sale of CR-845 and/or Licensed Product, including all Information made, generated, identified or discovered by or on behalf of Maruishi (or its Affiliate or Sublicensee) pursuant to work conducted under this Agreement.

1.37 “Maruishi Patent” means any patent or patent application that (a) is Controlled by Maruishi or its Affiliates, and (b) claims or covers the research, development, use, manufacture or sale of CR-845 and/or a Licensed Product, including all patent rights covering or claiming inventions made, generated, identified or discovered by or on behalf of Maruishi (or its Affiliate or Sublicensee) pursuant to work conducted under this Agreement.

1.38 “Maruishi Technology” means the Maruishi Know-How and the Maruishi Patents (or any part of aspect thereof).

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1.39 “Net Sales” means, with respect to Licensed Product sold or otherwise disposed of by or for Maruishi and its Affiliates and Sublicensees to customers (such as drug wholesalers, group purchase organization or other organizations playing a similar role, hospitals, a group hospitals, and other institutions whose primary business is providing medical care) in the applicable time period, the amount equal to: (a) the greater of (i) [*], or (ii) [*], less (b) the sum of the following deductions to the extent actually allowed or incurred with respect to such sales or other commercial disposition: (i) [*]; (ii) [*], (iii) [*], (iv) [*], (v) [*], and (vi) [*].

All of the sales, and deductions taken above, shall be determined consistent with J-GAAP (GAAP in Japan).

Any disposal of Licensed Products for, or use of Licensed Products in, clinical or pre-clinical trials without charge, given as free samples, including sample cards, or distributed for indigent programs shall not be included in Net Sales.

Upon any sale or other disposal of any Licensed Product that should be included within Net Sales for any consideration other than an exclusively monetary consideration on bona fide arm’s-length terms, then for purposes of calculating the Net Sales under this Agreement, such Licensed Product shall be deemed to be sold exclusively for money [*].

1.40 “NHI Price” means, with respect to a Licensed Product sold or otherwise commercialized, the [*] for such product.

1.41 “Other Licensees” has the meaning ascribed to such term in Section 3.6.

1.42 “Phase IV Trial” means a clinical trial of a pharmaceutical product initiated in a country in an approved indication after receipt of Regulatory Approval for such product in such indication in such country, to delineate additional information about such product’s risks, benefits and optimal use.

1.43 “Regulatory Approval” means any approvals (including supplements, amendments, pre- and post-approvals and price approvals), licenses, registrations or authorizations of any national, regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity, necessary for the manufacture, marketing, distribution, use or sale of a Licensed Product in the Territory.

1.44 “Regulatory Authority” means any regulatory agency, department, bureau, commission, council or other governmental entity involved in granting approvals for the development, manufacturing, marketing, reimbursement and/or pricing of a Licensed Product in the Territory.

1.45 “Regulatory Documents” means all regulatory documents and filings, correspondence with Regulatory Authorities, annual reports and amendments thereto related to a Licensed Product.

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1.46 “Royalty Amount” means, with respect to a particular Licensed Product sold commercially in the Territory, the actual amount (in Japanese Yen ) payable by Maruishi to Cara as royalty on such sale pursuant to Section 6.3.

1.47 “Royalty Term” means, with respect to a particular Licensed Product (on a Licensed Product-by-Licensed Product basis), the period from the Launch Date of the particular Licensed Product in the Territory until the later of: (i) expiration of the last–to-expire Valid Claim covering such Licensed Product, or (ii) expiration of any market exclusivity period granted by a Regulatory Authority with respect to such Licensed Product in the Territory (e.g., “data” exclusivity periods).

1.48 “Specifications” means the specifications for CR-845 API approved by FDA, as established by Cara in consultation with Maruishi.

1.49 “Sublicensee” means an entity to which Maruishi has granted a sublicense as permitted in Section 2.1, with Cara’s prior written approval.

1.50 “Supply Agreement” means the supply agreement entered into by the Parties regarding supply to Maruishi of CR-845 API, as contemplated in Section 5.1.

1.51 “Tax Authority Acceptance” means that all necessary documents under the U.S.-Japan Tax Treaty have been filed with, and accepted for filing by, the tax authority in Japan.

1.52 “Term” means the term of this Agreement as set forth in Section 12.1.

1.53 “Territory” means Japan.

1.54 “Third Party” means any person, company or other business entity other than Cara or Maruishi or an Affiliate of either of them.

1.55 “Trademark” means any trade name, service mark, logo or trademark (whether or not registered), together with all goodwill associated therewith, and any renewals, extensions or modifications thereto.

1.56 “Transfer Price” means, as to a particular batch or lot of CR-845 API sold to Maruishi under the Supply Agreement, the price charged by Cara (on a per unit basis) for such CR-845 API.

1.57 “Valid Claim” means an unexpired claim of an issued patent within the Licensed Patent Rights that (a) has not been found to be unpatentable, invalid or unenforceable by a court or other authority in the country of the patent, from which decision no appeal is taken or can be taken, and (b) claims or covers CR-845 or Licensed Product.

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ARTICLE 2

LICENSES AND RELATED RIGHTS

2.1 License Grant. Subject to the terms and conditions of this Agreement, Cara hereby grants to Maruishi an exclusive (even as to Cara and its Affiliate) license, including the right to grant sublicenses to Sublicensees provided that Maruishi obtains Cara’s prior written approval of the sublicense grant and the sublicensee (such approval not to be unreasonably withheld), under the Licensed Patent Rights and the Licensed Know-How solely to research, develop, manufacture, have manufacture, use, sell, have sold, offer for sale and import Licensed Products within the Field of Use in the Territory during the Term. For the avoidance of any doubt, the above license includes Maruishi’s right to import CR-845 API manufactured and supplied by Cara, pursuant to the Supply Agreement, and to manufacture (formulate) or have manufactured (formulated) the Licensed Product in finished form from thus imported CR-845 API solely for development and commercialization in the Field of Use in the Territory. As provided in the Supply Agreement, the timing of orders and quantities of CR-845 API that Maruishi orders and imports is up to Maruishi’s reasonable decision (that is, at least six (6) months prior written notice to Cara). Unless and until Maruishi decides to import CR-845 API, Cara will use reasonable efforts to supply Maruishi with its requirements of the Licensed Product in finished form, pursuant to the supply terms of the Supply Agreement (as discussed in Section 5.1 below). Cara shall use Commercially Reasonable Efforts to obtain Control of the Information relating to Licensed Product generated by Cara licensees and sublicensees so that such Information will be part of the Licensed Know-How.

2.2 Manufacturing License. Subject to the terms and conditions of this Agreement, Cara grants to Maruishi the non-exclusive license, with the right to sublicense provided that Maruishi obtains Cara’s prior written approval of the sublicense grant and the sublicensee (such approval not to be unreasonably withheld), under the applicable Licensed Rights solely to manufacture or have manufactured the CR-845 API, in the Territory or outside the Territory, as needed for Maruishi to manufacture or have manufactured, using this manufactured CR-845 API, its requirements of the Licensed Product for commercialization solely within the Field of Use in the Territory during the Term. Thus manufactured Licensed Product shall be devoted solely for development, use and sale in the Field of Use in the Territory during the Term. The foregoing rights are subject to the terms of Section 5.3 of this Agreement.

2.3 Retained Rights. Notwithstanding the licenses granted to Maruishi pursuant to Sections 2.1 and 2.2, Cara retains all rights under the Licensed Technology: (a) to manufacture CR-845 and CR-845 API; (b) as needed to fulfill its obligations under this Agreement and the Supply Agreement; and (c) to conduct research, development, manufacturing and commercialization activities with respect to all products other than Licensed Products in the Field of Use in the Territory.

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2.4 Limitations on License Rights. Maruishi hereby covenants and agrees that it shall not, and its Affiliates and Sublicensees shall not, (a) use or practice the Licensed Technology for any use or purpose other than as expressly permitted in the license granted in Section 2.1 or 2.2, or (b) develop, use, promote, market, offer for sale or sell any product containing CR-845 for any use outside of the Field of Use, or (c) market, promote or sell any Licensed Product outside the Territory, which rights are expressly and exclusively reserved to Cara. It is understood that the license granted to Maruishi under Section 2.1 of this Agreement will be the exclusive rights under Section 34-2 and Section 77 of the Patent Law of Japan (in Japanese, Kari-Sennyou Jitushi Ken and Sennyou Jitushi Ken), but such rights will be subject to all the other terms and provisions of this Agreement. It is understood that the exclusive rights under Section 34-2 and Section 77 of the Patent Law of Japan (in Japanese, Kari-Sennyou Jitushi Ken and Sennyou Jitushi Ken) needs to be registered at the Patent Office of Japan, and the registration fee will be borne by Maruishi, but Cara will render necessary assistance in this regard (i.e., affixing the representative’s signature on the necessary documents and allowing Maruishi patent attorney to directly communicate with Cara’s designated patent attorney in Japan.)

2.5 Limitations on Cara Territory Activities. To provide protection for the license, Cara agrees that if there is any substance or compound that is not within the scope of CR-845, but that is a kappa opioid receptor agonist and is claimed or covered by a claim in the Licensed Patents (i.e., any and all substances or compounds, the manufacture, sale, etc., of which in the Territory would constitute a violation of the Licensed Patents) (such compound, an “Other Agonist”), Cara would not license such substance and compound to a third party for clinical development, promotion, sale or other commercialization in the Field of Use in the Territory. In addition, Cara agrees that Cara shall not license any ester of CR-845 to a third party for clinical development, promotion, sale or other commercialization in the Field of Use in the Territory. Further, Maruishi understands that currently Cara does not have any backup compounds to the CR-845 drug candidate. However, if, in the future, Cara ceases development of the Licensed Product and commences clinical development of an Other Agonist in the Field of Use (to act as a backup compound), then such Other Agonist being developed by Cara will be automatically included into the scope of the license as an addition to the definition of CR-845.

2.6 Maruishi License Grant. Subject to the terms and conditions of this Agreement, Maruishi hereby grants to Cara a non-exclusive, royalty-free (except as provided in Sections 2.6.1 and 8.1(c)) license (or sublicense, as applicable), with full rights to grant sublicenses through multiple tiers, under the Maruishi Product Data, the Maruishi Know-How, and the Maruishi Patents solely to research, develop, seek regulatory approval of, promote, market, use, offer for sale and sell products containing CR-845 for all purposes outside the Territory. [*].

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2.6.1 Maruishi Uremic Pruritus Product Data. Notwithstanding anything herein contained to the contrary, with regard to any and all Information (including pre-clinical and clinical data) that is generated by Maruishi from or in relation to the study regarding uremic pruritus (hereinafter, “Maruishi Uremic Pruritus Product Data”), the following shall apply: Maruishi shall own such Maruishi Uremic Pruritus Product Data and shall disclose all such Information to Cara. Cara (and its licensees and sublicensees) shall have the rights to use such Maruishi Uremic Pruritus Product Data for purposes relating to the uremic pruritus indication (and other uses in the Field of Use) in connection with development and commercialization of Licensed Product outside the Territory. If Cara (or its licensee(s) and/or sublicensee(s) outside the Territory) elects to use such Maruishi Uremic Pruritus Product Data outside the Territory, then such use of the Maruishi Uremic Pruritus Product Data is subject to payment of commercially reasonable consideration for such use of the Maruishi Uremic Pruritus Product Data (reasonable for the value of the actual use made), which consideration shall be as agreed between the Parties made through the good faith, reasonable negotiation between the Parties. Notwithstanding the foregoing, Cara’s (including its licensee’s and sublicensee’s) disclosure and submission of safety data contained in Maruishi Uremic Pruritus Product Data to any Regulatory Authority (such as FDA and EMEA) as required by the Applicable Laws shall not be subject to the payment of any consideration. Such disclosure and submission to the Regulatory Authority shall be in accordance with the second paragraph of Section 3.3.

2.7 Research Studies on Drug. The Parties agree that it may be commercially sensible to explore possible efficacy of Licensed Product for specific uses or indications outside the Field of Use. Because of the importance of maintaining a world-wide, consistent research and development program, Maruishi acknowledges and agrees that it may conduct research on Licensed Product outside the Field of Use solely with Cara’s prior written consent. If Maruishi desires to conduct such research or development work, Maruishi must first provide Cara a written request, which shall include a detailed study plan (each, a “Research Plan”) that sets forth in detail the research or development activities that Maruishi desires to undertake. Any such request may include the proposal that Maruishi conduct some of such research activities in collaboration with a third party (such as a university or other academic or medical institution). Cara agrees to review any such request and proposed Research Plan reasonably and in good faith, and may make comments to Maruishi on the proposal, including required changes to the proposed Research Plan. Only upon Cara providing its written approval of such research and development studies, including the Research Plan therefor, shall Maruishi have the right to conduct any research or development work on CR-845 or Licensed Product outside the Field of Use, and not before. All discoveries, results, data and information made or obtained by or on behalf of Maruishi shall be deemed Maruishi Technology. Cara would use reasonable efforts to supply the CR-845 drug for use in the approved studies, at cost plus [*]. Any such work that will be conducted by a proposed third party must be conducted pursuant to a Material Transfer Agreement to be entered into among Cara, Maruishi and the relevant third party, incorporating the following points: (a) confidentiality; (b) supply terms for the needed drug; (c) all rights to discoveries, results, data and information made or obtained by the third party belongs to Maruishi and will be deemed Maruishi Technology; and (d) restriction of research or development work to the activities described in the Research Plan.

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2.8 Expansion or Change of Field of Use. If Cara conducts research and development on Licensed Product for use in treating other indications (outside of the Field of Use), then Maruishi will be granted an exclusive negotiation period for expanding the license (under Section 2.1) to cover such additional indications in the Territory (to the extent Cara has the right to grant such expansion), such negotiation period to be conducted for up to [*] after Cara gives Maruishi written notice of proof of concept (“PoC”) establishment (which notice shall include reasonable detail on the results of such PoC studies). If the Parties agree on the terms for including such additional indication in the scope of this Agreement, then such terms shall be added to the Agreement by written amendment, including amending the definition of Field of Use to include use for treating such indication. If such agreement is not reached by the end of such [*] period, Cara shall not have further obligations to Maruishi regarding such indication. If Maruishi stops, for any reason, the development of Licensed Product for use in Uremic Pruritus, then [*]. The terms and conditions for such [*] shall be agreed upon through good faith negotiation between the Parties (such [*] would in no way affect the treatment of Acute Pain in the Field of Use).

ARTICLE 3

TRANSFER OF INFORMATION; DEVELOPMENT AND REGULATORY MATTERS

3.1 Product Information Transfer.

(a) Licensed Know-How. Promptly after the Effective Date, Cara will provide to Maruishi copies of the Licensed Know-How that is necessary for Maruishi to develop and seek Regulatory Approval of Licensed Product in the Territory, and of any Regulatory Documents applicable for use in the Territory and directly relating to the Field of Use, to the extent then in its possession and Control. The clinical data portion of the Licensed Know-How will be provided to Maruishi in computer-readable, SAS transport format, where practicable and available, and otherwise in printed format. All other portions of the Licensed Know-How will be provided to Maruishi in written form, electronically if reasonably practicable and otherwise in hard copy documents. Data from all clinical trials directly applicable to the Field of Use conducted by or on behalf of Cara or its assignee of this Agreement will also be provided in signed clinical study reports. Data relating directly to the Field of Use from any ongoing clinical trials will be provided in written reports, summaries or manuscripts where available. If, during the Term, information is identified that is Controlled by Cara or its Affiliates and was, as of the Effective Date, reasonably necessary for the development or Commercialization of Licensed Products in the Territory in the Field of Use as contemplated in this Agreement, and should be included in the Licensed Know-How provided under this Section 3.1 but was not previously

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provided to Maruishi pursuant to this Section 3.1, then Cara will provide such Licensed Know-How to Maruishi promptly after such identification. For clarity, the above Information transfer includes disclosure to Maruishi by Cara of the Licensed Product data and Information obtained by Cara’s future licensees (other than Maruishi), and by its current and future contracted manufacturers, to the extent Controlled by Cara. As part of the above Information transfer, Cara will also provide (and/or have Cara’s contract manufacturer provide) Maruishi with quality and manufacturing information within the Licensed Know-How (e.g., process, advanced intermediate, non-API, primary container, CMC, material, equipment, and components) to be used by Maruishi solely for obtaining Regulatory Approval of Licensed Product in the Territory, for compliance with Applicable Laws, or for the manufacture of CR-845 and Licensed Product as permitted in this Agreement.

(b) Reserved Rights. Notwithstanding the disclosures in subsection (a) above, it is understood that Cara shall have and retains the full rights to use, review, access, reference and incorporate all Licensed Know-How (including all data and information in Regulatory Documents disclosed to Maruishi) to satisfy its obligations hereunder and to exercise all of its retained rights.

(c) Information Exchange. Upon request of either Party (basically at a reasonable interval not to exceed [*], but when either Party’ makes a reasonable request, other Party shall exert it reasonable effort to accommodate such request), the Parties will have a meeting (which may be a video or telephonic conference, at either Party’s request) to discuss development plans and progress regarding Licensed Products, including protocols, and to exchange Information regarding the development status and progress outside Territory and in the Territory and to discuss and exchange information on any other matters relating to Licensed Product development that either Party reasonably requests. Such meetings may be held on a field by field basis (e.g., non-clinical, clinical, CMC, manufacturing), so as to make the discussions productive and efficient. In addition, a Party may request that the other Party include in such meeting its contract manufacturer, CRO and other relevant person working on Licensed Product development, to participate in the meeting to the extent important to such requesting Party’s development activities, and the other Party will use reasonable efforts to accommodate such request.

3.2 Pharmaceutical Development.

(a) Subject to the terms of this Agreement, Cara shall be responsible for: (a) using Commercially Reasonable Efforts to conduct all non-clinical, clinical, CMC development and other studies that are required in order to obtain or maintain Regulatory Approvals of the Licensed Products in the United States in the Field of Use, reasonably in accordance with the development timeline in the Exhibit C established by Cara, and (b) providing Maruishi with all Information resulting from such development and all the Regulatory Documents submitted to FDA (and to other Regulatory Authority outside the Territory such as EMEA, if applicable), to the extent needed or useful in order to obtain Regulatory Approvals of Licensed Products in the

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Territory. Cara shall control all development, regulatory and commercial activities with respect to Licensed Product outside the Territory (including all conduct of development of Licensed Product in countries outside the Territory). In addition, Cara shall use Commercially Reasonable Efforts to conduct formulation development for a suitable (i.e., suitable for obtaining the Regulatory Approval and for the marketing in the Territory) oral tablet for use in Uremic Pruritus and early establishment of PoC in the injectable form (including the study set forth Cara’s CR845-CLIN1005 Protocol dated June 14, 2012). Cara agrees to use Commercially Reasonable Efforts to generate the data and information, pursuant to the above trials and studies that it conducts, in such a way as Maruishi may use the data and information in connection with its efforts to obtain the Regulatory Approval in the Territory, as required by the Pharmaceutical Law of Japan and relevant regulations and guidelines (including Japanese Pharmacopoeia, the notifications, by MHLW, ICH Q7 GMP for API, and the PIC/S GMP Guide and its applicable Annexes). To assist in the foregoing, Maruishi agrees to inform Cara of the necessary regulatory requirements for such Information. Pursuant to the disclosures under Section 3.1 above, Cara shall keep Maruishi reasonably informed of the progress and results of Cara’s development work on Licensed Product, to the extent needed by Maruishi for its obtaining or maintaining Regulatory Approval in the Territory, and shall disclose that data made from such trials to the extent needed by Maruishi for such Regulatory Approval. Maruishi shall have the rights to use such Licensed Know-How as permitted in Section 2.1 or 2.2. The Parties will confer with each other regarding Cara’s formulating a protocol for its development studies hereunder (e.g., Cara’s Phase III Studies for “Postop. Hyterectomy”) including, without limitation, Cara’s oral tablet formulation study, and Cara will reasonably consider any reasonable comments by Maruishi. For clarity, Cara will, subject to this (a) of Section 3.2 of Article3, in any event control all decisions regarding and all conduct of its clinical trials and other development work on Licensed Products except for the development work to be conducted in or for the Territory.

(b) Maruishi shall be responsible for conducting all additional clinical development and other studies in the Territory on Licensed Products that is needed in order to obtain or maintain Regulatory Approvals of Licensed Products in the Territory in the Field of Use, to the extent that such additional clinical trial(s) are needed in order to obtain or maintain such Regulatory Approvals of Licensed Products. In this case, Maruishi shall conduct all such clinical trials and other studies on Licensed Product in accordance with a clinical plan and study protocols as follows: With regard to such clinical studies conducted by Maruishi in or for the Territory, the Parties shall confer each other and jointly prepare the protocols therefor which shall be for the purpose of obtaining the Regulatory Approval in the Territory subject to each Party’s obligation to use Commercially Reasonable Efforts with respect to its development obligations hereunder. Maruishi shall keep Cara fully informed of the progress of all such work and trials on Licensed Product conducted by or on behalf of Maruishi, and shall disclose all data, results and other Information generated, made or identified in any such work or trials. Cara has and shall have the full royalty-free rights and license to use (and to license its other licensees to use) all such Information for all purposes (including relating to research, development and/or Commercialization of Licensed Products) outside the Territory. Cara shall keep Maruishi

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reasonably informed of the progress of all the work and trials on Licensed Product conducted by or on behalf of Cara and its licensees and sublicensees in the Field of Use, and shall disclose all data, results and other Information generated, made or identified in any such work or trials to the extent reasonably needed for Maruishi’s obtaining or maintaining Regulatory Approvals of Licensed Products in the Territory in the Field of Use. Pursuant to Section 2.1 and 2.2, Maruishi has and shall have the license rights to use (and to sublicense its other licensees to use) all such Information for research, development and/or Commercialization of Licensed Products in the Territory in the Field of Use in accordance with this Agreement, to the extent such Information constitutes Licensed Technology. With regard to the information exchange provided for above, Cara will not be required to translate English into Japanese. Maruishi will translate Japanese into English under the following:

(i) The Maruishi Information to be translated from Japanese into English will be limited to the summary of the plan and protocols and the summary of the other pivotal documents which are to be reasonably agreed upon by the Parties.

(ii) The translation expenses for subclause (i) above shall be borne by Maruishi.

(b-2) Further, notwithstanding anything herein contained to the contrary, with regard to the development work to be conducted by or for Maruishi regarding the Licensed Product for use in treating Uremic Pruritus (hereinafter, “Uremic Pruritus Product”), the specific details of how and when to conduct such development work shall be finally determined, after consultation with Cara by Mariushi in its good faith, by Maruishi at its reasonable discretion, but subject to Maruishi using Commercially Reasonable Efforts to progress such development work on a reasonable timeline taking into account the relevant factors such as the appropriateness, from the regulatory and marketing standpoint, of the oral tablet to be provided by Cara and the results of the study set forth Cara’s CR845-CLIN1005 Protocol dated June 14, 2012.

(c) It is understood that a fundamental aspect of the Agreement is that Cara intends to advance the developments on the Licensed Product in the United States and certain other countries outside the Territory, will supply to Maruishi the information and data from such development, thus generated or obtained, and that based thereon, Maruishi will advance its development and commercialization of the Licensed Product in the Territory. Thus, in case that Cara suspends or discontinues its development activity, Maruishi may need (but under no circumstances will be obligated to do so) to “succeed” Cara’s development activity so that Maruishi may be able to continue its development and commercialization of the Product in the Territory. In such eventuality, Cara will make all necessary arrangement for transfer of any additional Information in its Control (such as raw data and trial protocols) relating to such development as is reasonably needed by Maruishi for it to conduct any such additional development work in the Territory as necessary or useful for obtaining Regulatory Approval in the Territory (with the understanding that Maruishi has no obligation to conduct any such work).

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3.3 Communications with Regulatory Authorities. From and after the Effective Date, except as otherwise set forth in this Agreement, Maruishi shall be responsible for all contacts with Regulatory Authorities with respect to Licensed Products in the Territory within the Field of Use. Maruishi shall have the responsibility, subject to the terms of this Agreement, to prepare and submit (a) all regulatory filings with Regulatory Authorities in the Territory as needed to conduct its clinical development of Licensed Products in the Territory in the Field of Use, and (b) all applications to obtain Regulatory Approvals in the Territory. All such regulatory submissions shall be in compliance with all Applicable Laws. Maruishi shall keep Cara fully informed regarding all such regulatory activities, shall provide to Cara copies of all regulatory submissions (including applications for Regulatory Approval) in the Territory and of all responses from Regulatory Authorities, shall provide Cara reasonable advance notice of any meetings or scheduled discussions with Regulatory Authorities in the Territory regarding Licensed Products, and shall update Cara as requested as to all progress and results of all such regulatory filings and meetings. Cara shall have the right to comment on all draft regulatory submissions, and Maruishi shall use reasonable efforts to accommodate all such comments. Maruishi shall use Commercially Reasonable Efforts, including conducting all such activities as needed, to obtain Regulatory Approvals in the Territory as soon as reasonably practicable and feasible. Cara will use reasonable efforts to provide a reasonable level of assistance to Maruishi in its efforts to prepare and to make regulatory submissions leading to Regulatory Approvals in the Territory. Cara shall have the right to use any such regulatory submissions for any of its (or its Affiliates’ or other licensees’) activities involving Licensed Products outside the Territory except upon termination of this Agreement pursuant to Section12.2 At Maruishi’s request, and subject to Cara personnel being available, Cara shall use reasonable efforts to assist and participate in such regulatory discussions, such participation to be paid for by Maruishi at Cara’s standard FTE rate for the applicable personnel (and including payment of all of Cara’s reasonable external expenses, including travel, per diem and lodging, incurred in performing such requested participation). In addition, Cara shall have the right to attend, at its own initiative and cost, meetings with Regulatory Authorities in the Territory regarding Licensed Product (but Cara shall not actively participate in such meetings except to the extent requested by Maruishi). Maruishi shall disclose and provide to Cara all regulatory and related development Information, including Regulatory Authority communications, protocol submissions, annual reports, and licensing applications in a reasonable timeframe.

Cara shall keep Maruishi fully informed regarding all its regulatory activities regarding Licensed Product outside the Territory, shall provide to Maruishi copies of all regulatory submissions (including applications for Regulatory Approval) outside the Territory and of all responses from Regulatory Authorities, all the foregoing to the extent needed by Maruishi for its seeking Regulatory Approval of Licensed Product in the Territory in the Field of Use. Cara shall use reasonable efforts to provide Maruishi reasonable advance notice of any meetings or scheduled discussions with Regulatory Authorities outside the Territory regarding Licensed Products, and shall update Maruishi as reasonably requested as to all progress and results of all such regulatory filings and meetings. Cara shall use Commercially Reasonable Efforts to obtain

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Regulatory Approval of Licensed Product in the United States reasonably consistent with the development plan in Exhibit C. Maruishi shall have the right to use any such regulatory submissions for any of its (or its Affiliates’ or other licensees’) activities involving Licensed Products in the Territory in the Field of Use except upon termination of this Agreement pursuant to Section12.2. Cara shall use reasonable efforts to disclose and provide to Maruishi in a reasonable timeframe all material regulatory Information, including Regulatory Authority communications, protocol submissions, annual reports, and licensing applications, to the extent needed by Maruishi for its seeking Regulatory Approval of Licensed Product in the Territory in the Field of Use. If any of the above-mentioned regulatory activities are conducted by a Cara licensee or sublicensee, Cara shall exert a reasonable effort to have such licensee and sublicensee provided such information to Cara as above.

3.4 Regulatory Filings. Maruishi shall prepare and file with the appropriate Regulatory Authorities in the Territory, at its sole expense and in its own name, all documents (including all INDs) that are necessary to conduct any needed clinical studies of the Licensed Products, and all applications for Regulatory Approval that are needed to market and sell Licensed Products in the Field of Use in the Territory. If reasonably requested by Maruishi, Cara shall provide reasonable consultation, as necessary with respect to Maruishi’s use, in the Territory for regulatory matters as permitted herein, of the Regulatory Documents and the Information generated by Cara outside Territory and provided to Maruishi under this Agreement. Promptly after the submission of each such regulatory filing, Maruishi shall notify Cara that such regulatory filing has been made, and upon Cara’s request, Maruishi shall provide Cara with a copy of each such filing at Maruishi’s costs and expenses. Cara shall disclose and furnish to Maruishi any and all Information regarding the manufacture of the CR-845 API and the Licensed Product.

3.5 Information Retention. Each Party will preserve in secure files and keep indefinitely any and all data and other Information, including the raw data, generated pursuant to work under this Agreement on Licensed Product. In case that a Party intends to destroy or otherwise dispose of any such data or other Information, the disposing Party will give a sufficient prior notice to the other Party, and if the other Party requests so, the disposing Party will transfer and deliver such data and Information to the other Party, with packaging and shipping costs to be borne by the other Party. Each Party shall notify the other Party the location where such data and Information, including the raw data, is stored and names and addresses of CROs each Party uses to maintain such Information, and any change in such address. Cara understands that PMDA (the Pharmaceuticals and Medical Devices Agency in Japan) may conduct all necessary inspections (including on-site inspection of institutes of Cara, and its CRO’s, etc. ) of the data and information generated by or for Cara regarding Licensed Product, and Cara will use reasonable efforts to give necessary assistance to Maruishi in this regard, as necessary for Maruishi’s regulatory efforts regarding Licensed Product in the Territory.

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3.6 Information Exchange with Other Licensees. It is understood that Cara have already entered into prior to the Effective Date and may enter into one or more license agreements with third parties (collectively “Other Licensees”) regarding license rights to Licensed Product for sale and use outside the Territory. In order to facilitate coordination of development and regulatory activities on Licensed Products on a worldwide basis, the Parties agree to use reasonable efforts to coordinate their Licensed Product development activities on a worldwide basis. To that end, Cara will use reasonable efforts to make an arrangement so that Maruishi may contact, communicate, have a meeting and enter into an appropriate agreement (e.g., a Quality Agreement) with Cara’s future licensees, as well as Cara’s current and future contracted manufacturers, to the extent necessary for Maruishi’s compliance with Japan Applicable Laws with regards to Maruishi’s development efforts on Licensed Products. To the extent necessary for such compliance, Cara will use reasonable efforts to set up an information exchange network among Cara, its licensees, contract manufacturers and Maruishi so that each of such parties will be able to exchange the necessary information needed by each such party. By way of example, with regard to the adverse event information, Cara will set up, maintain and manage a worldwide adverse event reporting system network so that, for example, Cara, its licensee and Maruishi can submit adverse event information to the regulatory authority promptly in accordance with the regulatory requirements in their respective territory. Cara will also provide the DSUR (Development Safety Update Report) and the PBRER (Periodic Benefit-Risk Evaluation Report) so that Maruishi can submit the report to the Regulatory Authority by the due date.

3.7 Event Reporting. Each Party shall be responsible for reporting all Events (as defined below) associated with the development or Commercialization of a Licensed Product in its respective territory (as to Maruishi, the Territory) to the appropriate Regulatory Authorities in its respective territory, in accordance with all Applicable Laws, and shall provide the other Party copies of all such reports promptly after filing with the Regulatory Authorities. Additionally, in the event either Party receives information regarding Events related to the use of a Licensed Product, such Party shall promptly provide the other Party with such information in accordance with the separate Safety Agreement to be entered into by the Parties promptly. For purposes of this Section 3.7, “Event” shall mean any adverse event, adverse drug reaction or medical device report, including, without limitation, malfunctions, product failure, improper or inadequate design, manufacturer labeling or user error reported during the use of the Licensed Product by or on behalf of Maruishi, its Affiliates, and customers (including, without limitation, end users purchasing any Licensed Product or using any Licensed Product purchased from any of the foregoing). Each Party shall notify the other Party immediately of any Information received regarding any threatened or pending action by any public authority that may affect or related to the safety, efficacy, or other labeling claims of any CR-845 product.

3.8 Rights of Reference. Maruishi shall provide Cara in writing letters of reference, granting Cara (and its Affiliates and sublicensees) the right of reference for all purposes relating to development or commercialization of products containing CR-845 outside the Territory, with respect to all filings with Regulatory Authorities made by or on behalf of Maruishi or its Affiliate in the Territory relating to Licensed Product, and to all Regulatory Approvals. Such letters of reference shall expressly permit Cara to transfer such rights to its

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Affiliates and licensees and allow such entities the right of reference to all such filings and Regulatory Approvals for anywhere outside the Territory, and such rights of reference shall expressly be binding on any assignee or transferee of Maruishi’s rights to such filings and Regulatory Approvals under this Agreement. If the FDA, or any other Regulatory Authority outside the Territory, requires access to certain portions of any such filings, registrations and approvals related to CR-845 and/or Licensed Product for legal or regulatory purposes in connection with Cara’s or its Affiliate’s or licensee’s development and/or commercialization efforts, including without limitation, for filing patent-related submissions, then Maruishi shall cooperate with such Regulatory Authority and make such portions available to the Regulatory Authority and, if legally required for Cara to submit or pursue an application for Regulatory Approval, to Cara (or its Affiliate or sublicensee) solely for such purpose. For all purposes involving the development or commercialization of Licensed Products in the Territory pursuant to the license granted in Section 2.1 and 2.2 during the Term, Maruishi shall have the right of reference during the Term equivalent to Cara’s right ascribed in this section 3.8.

3.9 Recall Matters. Maruishi shall observe and conform at all times with all legal requirements in order to maintain an effective system for the recall from the market in the Territory of any Licensed Product used or sold in the Territory. Maruishi will be responsible for conducting, in accordance with all Applicable Laws, all withdrawals or recalls of Licensed Products used or sold in the Territory (except as may be otherwise provided in the Supply Agreement between the Parties), and will provide Cara with reasonable notice under the circumstances of such intended withdrawal or recall in an appropriate time, to the extent practicable, for Cara and Maruishi to discuss such intended action. Maruishi shall be responsible for, and shall hold harmless and indemnify Cara and its Affiliates from and against, any and all Losses resulting from any such recall or withdrawal of the Licensed Product used or sold in the Territory, except that Cara shall be responsible for Maruishi’s Losses arising from or in connection with a recall or withdrawal that is caused by a manufacturing defect in CR-845 API supplied by Cara to Maruishi under the Supply Agreement resulting from Cara’s or its contracted manufacturers’ negligence or intentional misconduct, which may include recalls due to a safety issue that fundamentally originated in manufacturing defects in the CR-845 API which is contained in Finished Product.

ARTICLE 4

DILIGENCE

4.1 Diligence. Maruishi shall use good faith Commercially Reasonable Efforts to develop, obtain Regulatory Approvals for and, following Regulatory Approval, Commercialize the Licensed Products in the Territory within the Field of Use during the Term. Cara shall use good faith Commercially Reasonable Efforts to develop and obtain Regulatory Approvals for Licensed Products in the U.S. reasonably in accordance with the development timeline provided

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by Cara in Exhibit C of this Agreement during the Term. Such diligence obligations mutually apply to both: (a) IV product form of Licensed Product for use in treating acute pain and uremic pruritus and additional indications; and (b) oral dose forms of Licensed Product for use in treating acute pain conditions and uremic pruritus and additional indications (but subject to Section 3.2(b-2) above). If Cara does not use Commercially Reasonable Efforts to conduct the above development reasonably in accordance with the timeline, and such development timeline is thereby significantly delayed, then it is understood that Maruishi’s diligence obligations under the above shall be postponed an equivalent amount of time due to such delay.

4.2 Reports. Within thirty (30) days after the end of each calendar year and the end of the second calendar quarter of each year, Maruishi shall provide to Cara a written semi-annual report concerning its (and its Affiliates’ and Sublicensees’, if applicable) efforts regarding development and Commercialization of the Licensed Products in the Territory as carried out during the prior six (6) months and as planned for the next six (6) months, which semi-annual report shall include a summary of its pre-clinical and development activities, the status of its clinical trials and the then current schedule for clinical trials and for filing regulatory applications in the Territory, and the status of other approvals necessary to manufacture and market Licensed Products, including pricing and reimbursement approvals from the appropriate Regulatory Authorities in each country. Further, Cara shall provide Maruishi a written semi-annual report concerning its (and its Affiliates’ or Sublicensee’s, if applicable) efforts regarding development of the Licensed Products in the United States. Each Party shall also provide prompt written notice to the other party of (i) any Regulatory Approval received for any Licensed Product in the Territory or outside Territory and (ii) the Launch Date for each Licensed Product in the Territory or outside Territory. The information contained in such reports and notices shall be deemed to be the disclosing Party’s Confidential Information.

ARTICLE 5

MANUFACTURE AND SUPPLY OF API

5.1 Manufacture and Supply of CR-845 API by Cara. The Parties agree that, except as provided below, Cara shall use commercially reasonable efforts to manufacture, or have manufactured, and supply to Maruishi up to its requirements of Licensed Product or (if elected by Maruishi) CR-845 API, in accordance with the terms and conditions of a supply agreement to be entered into by the Parties consistent with the terms of this Article 5. Promptly after the Effective Date, the Parties shall negotiate in good faith and enter into a commercially reasonable supply agreement (the “Supply Agreement”) regarding supply to Maruishi of up to its requirements of Licensed Product or (if elected by Maruishi) CR-845 API, for use in clinical trials and, when appropriate, in Commercialization of Licensed Product in the Territory. Such Supply Agreement shall contain the pricing and related supply terms in this Article 5, and all other appropriate terms typical for similar supply agreements covering supply of API, including forecasting, ordering, delivery, warranties and indemnities, which terms shall be commercially

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reasonable. The Supply Agreement will govern the quality, specifications, volume, etc. of the Licensed Products to be ordered and supplied, and the other supply terms, including that Maruishi may inspect the contract manufacturer site (including an on-site visit thereto) or make inquiries, as necessary for regulatory compliance in Japan. Cara will give necessary assistance to Maruishi in this regard. Under the Supply Agreement, Cara warrants that any Licensed Product and CR-845 API supplied to Maruishi thereunder shall conform to the applicable Specifications, and shall provide typical, commercially reasonable remedies for Licensed Product and CR-845 API supplied by Cara that fails on delivery to meet the product warranty in such Supply Agreement. The Supply Agreement shall provide commercially reasonable minimum order sizes (on an order and annual volume basis) to assure that Cara has adequate manufacturing volumes to justify maintaining the manufacturing capacity for Maruishi.

5.2 Transfer Prices. Cara shall supply Maruishi with the clinical product for use by Maruishi in developing Licensed Product as provided in this Agreement (that is, the Investigational Drug and Placebo), pursuant to the clinical supply terms of the Supply Agreement. Such supply shall be provided [*]. The Supply Agreement shall provide that Maruishi shall pay Cara a transfer price for all amounts of CR-845 API delivered to Maruishi by Cara for commercial use (the “API Transfer Price”), equal to [*] of the actual fully-burdened cost of manufacturing of such CR-845 API (provided that such API Transfer Price shall not exceed [*] per milligram for commercial batches of at least 10 kg). It is expected that actual supply price will be less than [*] per milligram, and Cara will use Commercially Reasonable Efforts to lower the supply price, to the extent reasonably practicable by, for example, manufacturing process improvements to the extent economically reasonable. The Supply Agreement shall provide that Maruishi shall pay Cara a transfer price for all amounts of Licensed Product (IV CR845) delivered to Maruishi by Cara (the “Product Transfer Price”), equal to [*] of the actual fully-burdened cost of manufacturing of such Licensed Product. Such Transfer Prices shall be invoiced by Cara to Maruishi on delivery. It is understood that the foregoing [*] margin is included to compensate Cara for its commitments to provide for such supply to Maruishi and the risks and potential liability of such commitments.

5.3 Maruishi Manufacturing. At its election Maruishi may undertake to manufacture (or have manufactured on its behalf), subject to the terms of this Agreement and the Supply Agreement, amounts of CR-845 API and/or Licensed Product up to its requirements for sale of Licensed Products in the Field of Use in the Territory. Any such CR-845 API and/or Licensed Product manufactured by or for Maruishi shall be used and sold solely in the Territory for use in the Field of Use. Maruishi will give at least [*] prior notice prior to shifting to ordering CR-845 API and/or to begin manufacturing CR845 API itself. The manufacture or the contract manufacture of the CR-845 API or Licensed Product by (or on behalf of Maruishi) as contemplated above may be performed outside Japan (subject to Cara’s approval of the facility, not to be unreasonably withheld), but such manufacture shall be for the sole purpose of Maruishi’s manufacture or contract manufacture of the Licensed Product solely for use and sale in the Field of Use in the Territory. Maruishi does not have the right to sell or otherwise transfer thus manufactured CR-845 API or Licensed Product to a third party for any use or purpose other

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than as permitted in the license in Section 2.1, and in accordance with Sections 2.5 and 2.8. As it will be in both Party’s interests to lower Licensed Product manufacturing costs, the Parties agree to discuss reasonably possible manufacturing arrangements, such as if Maruishi plans in the future (in its sole discretion), to make an investment in its own or a third-party contract manufacturer’s API manufacturing facilities, to increase capacity not only to satisfy Maruishi’s entire requirement of API but also to supply CR-845 API to Cara and/or its other licensees, pursuant to a future supply agreement between Maruishi and Cara and/or its other licensees, said agreement entered into at the sole discretion of each of said parties. In this relation, it is important to explore the possibility of lowering the production cost of CR-845 API, and one of the ways to effectively achieve the said goal is to improve the manufacturing process of CR-845 API. To the extent appropriate, Maruishi may participate (at its discretion) in such efforts by conducting its own technical development studies or supporting said effort with funding, solely to the extent mutually agreed by the Parties.

5.4 Inspections, Compliance and Maruishi’s prior approval. Cara understands that the manufacturers of CR-845 API and the Licensed Product (including the applicable manufacturing method and process, raw materials, intermediate materials, non-active pharmaceutical ingredients, the method of quality assurance and quality control), and their respective facilities, equipment, and record-keeping, and any change thereof, needs to be in compliance with Applicable Laws. Cara shall use diligent efforts to assure such compliance. Cara shall disclose to Maruishi any such changes (except for the non-material ones) that may affect the quality, purity, safety, effectiveness or regulatory status of this Licensed Product (i.e., changes requiring prior-approval by or a notice to the Regulatory Authority) (for example, material manufacturing process changes, test method changes, and specification changes) and such changes shall be reviewed and approved by Maruishi prior to implementation (such approval not to be unreasonably withheld). Cara will notify or have its contracted manufacturers notify Maruishi of any such changes (except for the non-material ones) to utilities, systems and equipment (e.g., WFI systems, autoclaves, etc.) including location of the equipment if different from the location in the regulatory filing supporting the manufacture of the Licensed Product. When a change is known to require or has the likelihood of requiring a regulatory submission, Maruishi will conduct regulatory evaluation and secure the necessary approval and inform Cara of the final approval of the change. The approved change will be secured in the Cara documentation system. All of the details on these matters, Cara will or will have its contracted manufacturers enter into the Quality Agreement with Maruishi in accordance with the Applicable Laws of the Territory. Maruishi shall keep Cara informed of all such Information disclosure obligations to the Japanese Regulatory Authorities regarding the CR-845 manufacturing Information. Further, the PMDA (the Pharmaceuticals and Medical Devices Agency in Japan) may conduct an inspection (including on-site inspection) of the manufacturing site including its facilities, equipment, and record-keeping as relating to Licensed Product manufacturing, and Cara will give reasonable assistance to Maruishi in this regard. Maruishi may also conduct such inspection of the facilities and records used in such Licensed Product manufacturing, to the extent necessary in connection with Maruishi obtaining Regulatory Approval in the Territory, and subject to reasonable limitations on time of inspection and to protect confidentiality, and Cara will give reasonable assistance to Maruishi in this regard.

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ARTICLE 6

CONSIDERATION; PAYMENTS; REPORTS

6.1 License Fee. Maruishi shall pay to Cara by wire transfer, within fifteen (15) Business Days after signing of the License Agreement and Tax Authority Acceptance, an upfront license fee in the aggregate amount of Fifteen Million United States Dollars (US$15,000,000). In addition, within twenty one (21) days after signing of the License Agreement Maruishi shall purchase two million one hundred five thousand two hundred sixty-three (2,105,263) shares of preferred equity stock of Cara (such shares sold at $3.80 per share) pursuant to a Stock Purchase Agreement entered into between the Parties as of the Effective Date. Such upfront license fee is and shall be nonrefundable and noncreditable against any milestones or other fees or payments due Cara under this Agreement.

6.2 Milestone Payments.

(a) Development Milestones. Maruishi shall pay to Cara milestone payments in the amounts set forth below for the achievement of the applicable development events with respect to Licensed Product being developed in the Territory for the specified indication:

Acute-Pain (The indication to be pursued first is intended to be Post-Operative Pain (“POP”)	Uremic Pruritus
US Development: Completion of Cara’s first US Phase III pivotal trial – [*] First NDA submission in U.S. – [*]

Japan Development:

Completion of Maruishi’s Phase I trial – [*]

First to occur of: (a) completion of Maruishi’s first Phase III trial, or (b) the PMDA officially permits forgoing (omitting) such trial in Japan – [*]

First grant of Regulatory Approval to Maruishi — [*]

Japan Development: First initiation of Maruishi’s Phase I trial — [*] First initiation of Maruishi’s Phase III trial – [*] First grant of Regulatory Approval to Maruishi – [*]

*	as used in the above schedule:

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“Completion” means when the Parties have shared, after completing the Case Report Forms, the statistically analyzed data on all of the efficacy and safety evaluation items provided for in the Protocol as to the applicable trial;

“Initiation” means “First Subject or Patient, First In “ (i.e., the day when the investigational drug or the placebo, as the case may be, was administered, for the first time, to the first subject or the first patient in the applicable trial);

“Japan Development” means development of Licensed Product in Japan, including any activities based on or relating to the data and information supplied by Cara to Maruishi under the Agreement

For clarity, activities by Maruishi’s Affiliates and Sublicensees that achieve any of the above milestone events shall be deemed to meet the milestone.

In the event that Cara is in material breach of its Information disclosure obligations hereunder at the time a Milestone payments under the above terms is becoming due, then on Maruishi’s written request the Parties will meet and discuss in good faith a resolution to the issue, and Cara will use good faith diligent efforts to cure such breach, provided that such discussions shall not delay payment of the milestone payment owed by more than 30 days from the original due date.

(b) Sales Milestone. Maruishi shall pay to Cara a milestone payment of one billion Yen upon cumulative Net Sales of Licensed Products in the Territory reaching [*] (i.e., total aggregate Net Sales of Licensed Products from first commercial sale in the Territory) prior to expiration of the Exclusivity Period. Payment of the Sales Milestone will be made in the following two installments:

(i) The first [*] of such milestone payment will be paid by Maruishi to Cara within twenty (20) Business Days after the financial statements for the fiscal year in which cumulative Net Sales reached [*] is approved by Maruishi’s shareholders meeting; provided that such payment shall be made in any event no later than 120 days after the end of such fiscal year;

(ii) The second [*] of such milestone payment will be paid by Maruishi to Cara on the first Business Day of Maruishi’s fiscal year immediately succeeding the Maruishi fiscal year in which the above-mentioned first [*] was paid. (Currently, Maruishi’s fiscal year is April 1-March 31 of the next year)

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(c) Each such milestone payment under subsection (a) or (b) above shall be paid to Cara within 30 Business Days after meeting the applicable milestone event and Tax Authority Acceptance of any documents that are needed to be filed under the U.S.-Japan Tax Treaty with respect to such milestone payment. For the avoidance of any doubt, all of the milestone payments are one-time payments. By way of example, if there is the second grant of the Regulatory Approval or grant of the Regulatory Approval for the application of a partial change thereof, these would not trigger any additional milestone payment.

(d) The Parties shall use good faith Commercially Reasonable Efforts to achieve, or facilitate and cause the achievement of, the milestone events set forth in Section 6.2(a) above. All such milestone payments shall be nonrefundable and noncreditable against any other fees or payments due Cara under this Agreement. Each Party shall promptly notify the other Party in writing of the achievement of any particular milestone as soon as practicable, and Maruishi shall pay to Cara the applicable milestone payment within thirty (30) days following occurrence of the milestone event.

6.3 Royalties. Maruishi shall pay royalties, for the Net Sales achieved during the Royalty Term, to Cara as a percentage of Net Sales of Licensed Products in the Territory, at the following royalty rates, which depend on the aggregate amount of Net Sales of Licensed Products in the applicable Maruishi fiscal year (the twelve month period starting on April 1 and ending on March 31 of the following year):

Annual Net Sales	Royalty Rate
<[*]	[*]

>[*] and <[*]	[*]

[*]	[*]

The foregoing royalties shall be paid, with respect to sales of a Licensed Product in the Territory by Maruishi and its Affiliates and Sublicensees, until the expiration of the Royalty Term applicable to such Licensed Product.

Example of royalty calculation under the above tiered royalty structure: if Net Sales during a Maruishi fiscal year equals [*], then the total royalties payable by Maruishi based on such Net Sales (pursuant to the payment provisions herein) shall be calculated as follows:

([*])([*] rate) + ([*])([*] rate) + ([*])([*]) = [*]

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For clarity, the above rate tiers shall be applied on a cumulative basis during the applicable Maruishi fiscal year, for each quarterly royalty payment owed under Section 6.6.

6.4 Adjustment to Royalty Rates.

(a) During Exclusivity Period. If, during the Exclusivity Period, Maruishi is faced with a material business difficulty regarding its sales of Licensed Products that significantly negatively impacts its overall gross margin, because, by way of example, the NHI Price is substantially lowered or a competing product enters into the market, then the running royalty rates in Section 6.3 will be adjusted by good faith discussion of the Parties so that Maruishi may maintain a reasonable gross profit margin, while Cara continues to receive reasonable compensation. The general mechanism for such an adjustment (to be used by the Parties in discussing the extent of the adjustment) is as follows:

The Parties agree that, in the event that such a material business difficulty occurs, the Parties would seek to agree on an adjustment to the royalty rates in Section 6.3 such that Maruishi’s Gross Margin (as calculated below) would be approximately [*].

Gross Margin = [*]

Where:

A:	COGs of the Licensed Product sold by Maruishi

B:	the running royalty payments made under Section 6.3 for sales of the applicable Licensed Product

C:	the then-applicable NHI Price of the Product.

All of “A”,“B” and “C” above, will be on the same unit basis, that is, all “per one Licensed Product” basis.

As used herein, the “COGs” shall mean the aggregate amount of the following: the actual Supply price at which Maruishi purchases the Licensed Product from Cara (or other supplier, if that is the case); the actual direct manufacturing costs of Maruishi (i.e., actual cost for the materials (such as package, label, insert and carton), the direct labor costs (such as works for inserting the package insert, packaging, labeling, operation, quality check, etc.) and other similar direct costs necessary for the manufacture at Maruishi.

Cara shall have the right to audit the COGs used by Maruishi in the above calculation, if Cara reasonably believes that such COGs figure is inaccurate.

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The Parties further agree that any royalty adjustment pursuant to this Section 6.4 shall not in any event reduce the royalty rates in Section 6.3 above to an amount that is less than [*],[*] and [*] for the respective royalty rate tiers in the schedule in Section 6.3, unless otherwise agreed after good faith discussions between the Parties.

(b) After Exclusivity Period. After the expiration of the Exclusivity Period, the running royalty rates in the rate schedule in Section 6.3 will be adjusted in accordance with the following:

In the following column:

“TARR” stands for the “Then Applicable Royalty Rate” which means the running royalty rates as set forth in the rate schedule in Section 6.3, as such rates may have been adjusted pursuant to subsection 6.4(b) above, as of just prior to expiration of the Exclusivity Period;

“Base NHI Price” means the NHI Price (for the applicable Licensed Product) as of just prior to expiration of the Exclusivity Period.

Circumstance	Running Royalty Rate (% of the Net Sales)
When the Exclusivity Period expires	[*] of TARR

When the actual NHI Price becomes less than [*] of the Base NHI Price	[*] of TARR

When the NHI Price becomes less than [*] of the Base NHI Price	[*] of TARR

When the NHI Price becomes less than [*] of the Base NHI Price	[*] of TARR

(c) Other Hardship. In the case that Maruishi grants a sublicense, or uses a co-promoter or a co-marketer, and the economic terms of such business arrangement cause Maruishi actual material hardship, then upon Maruishi’s reasonable request, the Parties will engage in a good faith negotiation regarding the possibility of a royalty rate adjustment to address the hardship, while preserving reasonable economic value to Cara.

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6.5 Sublicense Fees. In consideration of any sublicense granted to a Sublicensee hereunder, Maruishi shall pay to Cara amounts (each, a “Sublicensee Fee”) equal to [*] of any upfront license fees, milestone payments, or other similar license fees paid by such Sublicensee to Maruishi based on such sublicense (but excluding, for clarity, any royalty payments made to Maruishi), but provided that Maruishi may credit against such Sublicensee Fees any milestone payments under Section 6.2 actually paid by Maruishi (with any such milestone payment made by Maruishi to Cara under Section 6.2(a) being creditable only once against Sublicensee Fees owed under Section 6.5). An example of the application of such credits is given in Exhibit D of this Agreement.

6.6 Payments; Reports. Payment of all sums due to Cara under this Article 6 shall be made to Cara by wire transfer, or electronic funds transfer (EFT), to the Cara’s following bank account (or to such other account as specified by Cara in writing): [*]. Beginning with the calendar quarter in which the Launch Date of the first Licensed Product occurs until the expiration of Maruishi’s obligation to pay royalties, royalty payments and reports of the sale of Licensed Products for each calendar quarter will be calculated and delivered to Cara under this Agreement within sixty (60) days of the end of each such calendar quarter, unless otherwise specifically provided herein. Royalty payment obligations shall be paid on a calendar quarterly basis (i.e., the quarters ending on June 30, September 30, December 31 and March 31 of each year), with royalty obligations accruing upon Net Sales in a quarter, and the total amount of royalties owed for sales in a quarter shall be paid within 30 days after the end of each such quarter. Each payment of royalties shall be accompanied by a report of Net Sales of Licensed Products during the prior quarter in sufficient detail to permit confirmation of the accuracy of the royalty payment made, including the number of Licensed Products sold, the gross sales and Net Sales of Licensed Products and deductions taken from gross sales by category as set forth in the definition of Net Sales to arrive at the Net Sales calculation, the royalties payable (in Yen), the method used to calculate the royalty and the exchange rates used. The total royalty due for the sale of Licensed Products during such calendar quarter shall be paid no later than 60 days after the end of the calendar quarter during which the Net Sales were made. Maruishi will keep complete and accurate records pertaining to the sale or other disposition of Licensed Products in sufficient detail to permit Cara to confirm the accuracy of all payments due hereunder. For any FTE costs and other expenses incurred by Cara that are reimbursable under this Agreement, Cara shall invoice Maruishi no more frequently than quarterly for such FTE costs and reimbursable expenses incurred under the terms of this Agreement, and Maruishi shall pay such invoiced amounts within thirty (30) days of receipt of each such invoice.

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6.7 Royalty payment. Royalties to be paid under the foregoing Section 6.3 will be paid in Japanese Yen.

6.8 Late Payments. Any amounts owed and not paid by Maruishi when due under this Agreement shall be subject to interest from and including the date payment is due through and including the date upon which Maruishi has made a wire transfer of immediately available funds into an account designated by Cara, at a per annum interest rate equal to [*].

6.9 Taxes. In the event that laws, rules or regulations require Maruishi to withhold Taxes with respect to any payment to be made by Maruishi pursuant to this Agreement, Maruishi will notify Cara of such withholding requirement prior to making the payment to Cara and provide such assistance to Cara, including the provision of such documentation as may be required by a tax authority, as may be reasonably necessary in Cara’s efforts to claim an exemption from or reduction of such taxes. Maruishi will, in accordance with such laws, rules or regulations, withhold from the amount due such amount of taxes as are legally required to be withheld, and remit such taxes to the appropriate tax authority. Maruishi shall provide to Cara original copies of all official receipts evidencing such tax obligation together with written evidence of payment within fifteen (15) days following such payment. If taxes are paid to a tax authority, Maruishi shall provide reasonable assistance to Cara to obtain a refund of taxes withheld, or obtain a credit with respect to taxes paid. Each of Maruishi and Cara shall cooperate reasonably and in good faith, and take all needed actions, to prepare and file with the Japan tax authorities all documents as needed to obtain the benefits of the U.S.-Japan Tax Treaty, and to secure acceptance by such authorities of such filings, to avoid any requirement of withholding from the payments by Maruishi hereunder.

6.10 Audit. Maruishi and its Affiliates and Sublicensees shall keep complete and accurate records of the underlying revenue and expense data relating to the calculations of Net Sales, COGS and payments required under this Agreement for three (3) years from the end of the calendar quarter in which the Net Sales were accrued. Cara shall have the right, at its own expense and no more than [*], to have an independent, certified public accountant, selected by Cara and reasonably acceptable to Maruishi, review all such records upon reasonable notice and during regular business hours and under obligations of strict confidence, for the sole purpose of verifying the basis and accuracy of payments required and made under this Agreement within the prior thirty-six (36) month period. No calendar quarter may be audited more than one time. Notwithstanding the foregoing, in the event that Maruishi restates its earnings, and such restatement would impact the royalty due to Cara for any period(s) previously audited, or Maruishi revises a report or makes a further payment for a period for which a report or payment was previously provided or due to Cara under Section 6.6, which report or payment reflects a material change in the amount of royalties due for the prior period and Cara has previously audited such period, then Cara shall have the right to re-audit the affected time period(s) solely with respect to verifying the effect, if any, such restatement or revision has on royalties due with respect to such period(s). Maruishi shall receive a copy of each audit report promptly from Cara. Should the inspection lead to the discovery of a discrepancy to Cara’s detriment, Maruishi shall

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pay the amount of the discrepancy within thirty (30) days after being notified thereof. Cara shall pay the full cost of the inspection unless the discrepancy is greater than [*], in which case Maruishi shall pay to Cara the actual cost charged by such accountant for such inspection.

6.11 Conversion Adjustment Formula. The up-front and equity investment payments will not be subject to the currency adjustment formula and will be paid in U.S. dollars. With respect to the milestone payments under Section 6.2 (a) (which payments are to be made in U.S. Dollars), the actual amount of the payment to be made by Maruishi may be adjusted in accordance with the following formula, in the case of significant changes in the Yen to Dollar exchange rate:

[*]

Where:

A: The amount actually to be paid by Maruishi in US Dollars

B: The amount to be paid under Section 6.2 (a) , expressed in US Dollars

C: [Base Exchange in Yen] means the average of US dollar/ Yen “Closing Rate” (i.e. “At 17:00 in JST”) released by the Bank of Japan for the last five (5) business days of the month immediately preceding the month in which the Parties execute the License Agreement

D: [Revised Exchange in Yen] means the average of US dollar/ Yen “Closing Rate” (i.e. “At 17:00 in JST”) released by the Bank of Japan for the last five (5) business days of the month immediately preceding the month in which Maruishi’s applicable payment obligation under the License Agreement becomes due and payable.

ARTICLE 7

COMMERCIALIZATION OF LICENSED PRODUCTS

7.1 Territory Commercialization Activities. Maruishi (itself or through an Affiliate, and together with a co-promoter or a co-marketer, if necessary) would be responsible for all sales, marketing, and promotional activities for the Licensed Product(s) in the Territory in the Field of Use and would bear all related expenses. Maruishi shall use Commercially Reasonable Efforts to maximize the sales of the Licensed Product in the Territory. Maruishi shall keep Cara reasonably informed, by written reports every [*], of its promotion and commercialization efforts and the results of such efforts.

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7.2 Trademarks. Maruishi shall have the right to select and register the Trademark(s) for use in connection with the promotion and commercialization of Licensed Product in the Territory (the “Product Marks”), provided that no such Trademark shall be confusingly similar to or dilutive of any Trademarks owned by Cara or its Affiliate. Maruishi shall own any such Product Mark which is created by Maruishi for the Licensed Product in the Territory, and will directly resister, use, control and maintain the Product Mark(s) in the Territory. If Maruishi reasonably requests, Cara will allow Maruishi to use the trademark used by Cara outside the Territory to market Licensed Products, such use to be on typical and reasonable terms but without any additional consideration. Further, if requested by Maruishi, Cara will make reasonable efforts to obtain similar rights from Cara’s other licensee, but does not have the obligation to obtain such rights.

7.3 Retained Rights. Other than the commercial rights granted to Maruishi under Section 2.1 and 7.1, Cara retains all of its rights in its intellectual property, including the right to market and sell Licensed Products outside the Territory for all uses (and to license or engage others to do so).

ARTICLE 8

INTELLECTUAL PROPERTY

8.1 Ownership of Information and IP.

(a) Cara shall remain the owner of and have control over all Licensed Know-How and all Licensed Patents, and including all improvements, modifications or additions thereto made, created, developed or discovered by or on behalf of Cara or its Affiliate pursuant to or relating to this Agreement, which rights are subject only to the license rights granted in Sections 2.1 and 2.2.

(b) Maruishi shall own and control the Maruishi Technology (including Maruishi improvement Patents), subject only to the rights granted to Cara under Section 2.6 or Section 2.6.1 .

(c) If Maruishi makes Maruishi Technology without any use of Licensed Know-How or Licensed Patents, or any Confidential Information of Cara, then such Maruishi Technology shall bear a commercially reasonable royalty (reflecting the actual contribution of such technology in the use made) if such technology is used by Cara pursuant to exercise of the license rights granted to Cara under Section 2.6 or 2.6.1, such royalty to be negotiated reasonably and in good faith by the Parties, if Cara intends to utilize such Maruishi Technology.

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8.2 Prosecution and Maintenance.

(a) Cara will have the sole responsibility, using its reasonable efforts and at its discretion, for the filing, prosecution, defense and maintenance of the Licensed Patents before all patent authorities in the Territory (the “Prosecution”), including conducting or defending any interferences or similar proceedings and in obtaining and maintaining any patent extensions, supplementary protection certificates and the like with respect to the Licensed Patents. All costs and expenses in relation to any Prosecution in the Territory shall be borne by Cara. Cara will consult with Maruishi reasonably regarding such Prosecution efforts and shall consider and take into account any reasonable Maruishi comments with regards to such efforts. To that end, Cara will keep Maruishi reasonably informed of the progress with regard to all activities relating to the Prosecution in the Territory, to the extent such progress reasonably relates to the claims in the Licensed Patent Rights that relate to the Field of Use and are licensed to Maruishi under this Agreement. Cara shall use reasonable efforts at its discretion to establish, maintain and defend its patents and patent applications claiming Licensed Products outside the Territory in order to prevent unfavorable impact on the Licensed Patents.

8.3 Infringement by Third Parties.

(a) If either Party becomes aware of any infringement, actual or suspected, or any other unauthorized use of the Licensed Patent rights by Third Party infringers in the Territory within the Field of Use (a “Field Infringement”), it shall promptly give notice to the other Party in writing specifying the particulars of the unauthorized use. Cara, at its sole discretion, shall have the right to take whatever action it deems advisable in connection with the Field Infringement (including seeking an injunction and/or damages). Cara shall notify Maruishi of whatever action is taken, or if none is taken. If Cara decides to take action of any kind against the Field Infringement, Cara shall have sole control of the conduct of any such action, but after the consultation with Maruishi. Cara shall bear the entire cost and expense associated with the conduct of any such action, and any recovery or compensation that may be awarded as a result of such action, including but not limited to any settlement that may be reached, shall belong to Cara. Maruishi, if requested by Cara, shall cooperate fully with Cara, at Cara’s expense, in the conduct of any such action. Such cooperation shall not entitle Maruishi to any claim for recovery or compensation in respect thereof, and all such recovery or compensation shall belong solely to Cara, except as provided in the following. In the event Maruishi has any commercial damages and losses directly from Field Infringement by Third Party, Maruishi shall keep Cara informed of them and Cara shall agree to cooperate with Maruishi for a remedy and defense. If required for Maruishi to obtain compensation for any such damages and losses, and/or to obtain an injunction against such Field Infringement, Maruishi shall be entitled to join (or may seek damage or injunction separately from Cara if Cara does not bring the action or if Maruishi cannot join because of the requirement under the Civil Procedures Law in Japan) the action as a plaintiff, at Maruishi’s sole expense, to assert its rights, provided that Cara shall in any event control all defense of the Licensed Patents (including defense against any claims of invalidity or unenforceability) and Maruishi shall not assert any positions in such action that are contrary to Cara’s enforcement of its Licensed Patents in such action. Maruishi shall not take any actions with respect to any such Field Infringement that materially negatively affects Cara’s rights or interests in the Licensed Patent rights. If Maruishi has any material commercial damages and

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losses resulting directly from Field Infringement by Third Party, and Cara does not enforce the applicable Licensed Patents against such Field Infringement within [*] of Maruishi providing Cara documentation demonstrating the extent of such Field Infringement and of the harm to Maruishi and written request by Maruishi to take such action, then Maruishi may enforce the applicable Licensed Patents against such Field Infringement (including seeking an injunction and/or damages), provided that Maruishi keeps Cara fully informed of all activities and results of such action, and that Cara shall have the right to control the defense against any defenses or counterclaims asserted in such action that challenge the validity or enforceability of the Licensed Patents. Any settlement between the prosecuting Party and a third party of an action against a Field Infringement, which settlement directly or indirectly relates to and negatively impacts the Licensed Patents in the Territory, needs the other Party’s prior consent, such consent not to be unreasonably withheld.

8.4 Defense. Each Party shall promptly notify the other Party upon receiving written notice of any potential infringement, or any Third Party claim or action against Cara or Maruishi or any of their Affiliates for possible infringement, of a Third Party patent right resulting from the development or Commercialization of Licensed Product in the Territory. Subject to the indemnification and defense obligations of the Parties under Article 9, each Party shall be responsible for defending, and shall control the defense of, any such action brought against such Party. The Parties shall confer with each other and cooperate in the defense of any such action in which both Cara and Maruishi are named parties. Neither Party shall enter into any settlement of any action under this Section 8.4 that materially negatively affects the other Party’s rights or interests under this Agreement without such other Party’s written consent, which consent shall not be unreasonably withheld or delayed.

8.5 Cooperation. Each Party agrees to reasonably cooperate with the other Party in the filing, prosecution, maintenance, defense and enforcement of Licensed Patent Rights, as set forth in this Article 8, including joining an action or proceeding if reasonably requested, signing any necessary legal papers, and providing the other Party with data or other information reasonably requested in support thereof. Each Party shall keep the other Party reasonably informed of the substantive developments with respect to any enforcement or defensive actions under this Article 7 regarding Licensed Patent Rights.

8.6 Marking. All Licensed Products shall be marked with the patent numbers of issued patents within Licensed Patent Rights that cover such Licensed Products, to the extent permitted by law in countries in which such markings have notice value against infringers of patents.

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ARTICLE 9

REPRESENTATIONS, WARRANTIES AND COVENANTS

9.1 Representations and Warranties of Cara. As of the Effective Date, Cara hereby represents and warrants to Maruishi as follows:

(a) Corporate Existence and Power. Cara is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, U.S.A, and has full corporate power and authority and the legal right to own and operate its property and assets and to carry on its business as it is now being conducted.

(b) Authority and Binding Agreement. Cara has the corporate power and authority and the legal right to enter into this Agreement and perform its obligations hereunder. Cara has taken all necessary corporate action on its part required to authorize the execution and delivery of the Agreement and the performance of its obligations hereunder. The Agreement has been duly executed and delivered by Cara and constitutes a legal, valid and binding obligation of Cara that is enforceable against it in accordance with its terms.

(c) No Violation. The execution, delivery and performance of this Agreement by Cara does not result in a material breach of any material agreement or other binding instrument, to which it is a party or by which it may be bound, nor violate any material law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

(d) Patent Rights. Cara owns or controls the Licensed Patents, has the right to grant the license under the Licensed Technology granted in Section 2.1 and has not assigned, transferred, conveyed or licensed its right, title and interest in the Licensed Technology, and Cara covenants not to assign, transfer, convey or license its right, title and interest in the Licensed Technology, in each case in the Territory in a manner inconsistent with such license or the other material terms of this Agreement. To the best knowledge of Cara, Cara is not aware of any facts that lead it to believe that the Licensed Patents in Japan are invalid or unenforceable. Cara has no knowledge that any third party is challenging (or overtly intends to challenge) the validity or enforceability of Cara’s Licensed Patents in Japan.

(e) Litigation. There is no pending litigation or, to Cara’s best knowledge, written threat of litigation that has been received by Cara (and has not been resolved by taking a license or otherwise), which alleges that Cara’s activities with respect to CR-845 or the Licensed Products have infringed any of the intellectual property rights of any Third Party.

(f) Disclosed Information. Cara has disclosed (or will disclose under Section 3.1) all of the material information and data (e.g., adverse event, efficacy, submission to the regulatory authority, substantial communication between the regulatory authorities such as FDA and EMEA) in its possession relating to Licensed Product and reasonably needed for development or Commercialization of Licensed Product in the Territory in the Field of Use.

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REQUEST. OMISSIONS ARE DESIGNATED [*]. A COMPLETE VERSION OF THIS EXHIBIT HAS

BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(g) Trials Compliance. To Cara’s knowledge, the studies on Licensed Product conducted or to be conducted from now on by or for Cara materially complies and will with all applicable laws, regulations and guidelines such as the cGLP, cGCP and that all of the raw data generated or to be generated are all kept and maintained.

(h) Manufacturing. Cara has secured and will use reasonable efforts to continue to secure a capable, long-term manufacturing source for CR-845 API, said source complying to Cara’s best knowledge with all material Japanese applicable laws, regulations and guidelines relating to such manufacturing, such as cGMP.

(i) Disclaimer. EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION 9.1, ALL INTELLECTUAL PROPERTY RIGHTS, MATERIALS AND INFORMATION PROVIDED TO MARIUSHI UNDER THIS AGREEMENT ARE BEING PROVIDED “AS IS” AND WITHOUT ANY REPRESENTATIONS OR WARRANTIES. EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION 9.1, CARA MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, OF ANY KIND, INCLUDING AS TO MERCHANTABILITY, FITNESS FOR A PARTICULAR USE OR NON-INFRINGEMENT. SPECIFICALLY, CARA DOES NOT WARRANT THE VALIDITY OR ENFORCEABILITY OF THE LICENSED PATENTS, OR TRADEMARKS, AND MAKES NO REPRESENTATIONS WHATSOEVER WITH REGARD TO THE SCOPE OF THE LICENSED PATENTS OR TRADEMARKS, OR THAT THE LICENSED PATENT RIGHTS OR LICENSED KNOW-HOW MAY BE EXPLOITED WITHOUT INFRINGING OTHER PATENTS OR OTHER INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

9.2 Representations and Warranties of Maruishi. As of the Effective Date, Maruishi hereby represents and warrants to Cara as follows:

(a) Corporate Existence and Power. Maruishi is a corporation duly organized, validly existing and in good standing under the laws of Japan, and has full corporate power and authority and the legal right to own and operate its property and assets and to carry on its business as it is now being conducted.

(b) Authority and Binding Agreement. Maruishi has the corporate power and authority and the legal right to enter into this Agreement and perform its obligations hereunder. Maruishi has taken all necessary corporate action on its part required to authorize the execution and delivery of the Agreement and the performance of its obligations hereunder. The Agreement has been duly executed and delivered by Maruishi and constitutes a legal, valid and binding obligation of Maruishi that is enforceable against it in accordance with its terms.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT.

THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY

REQUEST. OMISSIONS ARE DESIGNATED [*]. A COMPLETE VERSION OF THIS EXHIBIT HAS

BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(c) No Conflict. The execution, delivery and performance of this Agreement by Maruishi does not conflict with, and would not result in a breach of, any material agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

(d) Trials Compliance. To its knowledge, all the studies to be conducted by or for Maruishi under this Agreement will comply with all applicable laws, regulations and guidelines in the Territory such as GLP, GCP and that all of the raw data to be generated will all be kept and maintained.

9.3 Additional Covenants.

(a) No Misappropriation or Infringement. Maruishi covenants to Cara that Maruishi shall not knowingly misappropriate or infringe any trade secret, patent or other intellectual property of another party in its activities to develop, manufacture or Commercialize Licensed Products.

(b) No Debarment. Cara understands that there is no debarment system in Japan. Cara covenants to Maruishi that, in the course of conducting its development, supply and testing activities under this Agreement, Cara shall not knowingly use any employee or consultant who is or has been debarred by any Regulatory Authority or, to the best of Cara’s knowledge, is or has been the subject of debarment proceedings by any Regulatory Authority.

(c) Compliance with Applicable Law. Maruishi and Cara covenants to comply with all Applicable Laws in performing or conducting its activities under this Agreement.

ARTICLE 10

INDEMNIFICATION

10.1 Indemnification by Cara. Cara hereby agrees to defend, hold harmless and indemnify Maruishi and its Affiliates, and each of their respective officers, directors and employees (collectively, the “Maruishi Indemnitees”), from and against any and all Losses arising out of any Third Party Claim against a Maruishi Indemnitee that is based upon or results from: (i) any of Cara’s representations and warranties set forth in Section 9.1 of this Agreement being materially untrue when made; (ii) Cara’s failure to perform, in any material respect, any covenant or agreement or warranty of Cara set forth in this Agreement; or (iii) Cara’s negligence or willful misconduct; except, in each case, to the extent any such Losses result from the negligence or willful misconduct of Maruishi Indemnitees or from the breach of any representation or warranty or covenant or obligation under this Agreement by Maruishi or its Affiliate or Sublicensee.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT.

THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY

REQUEST. OMISSIONS ARE DESIGNATED [*]. A COMPLETE VERSION OF THIS EXHIBIT HAS

BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

10.2 Indemnification by Maruishi. Maruishi hereby agrees to defend, hold harmless and indemnify Cara and its Affiliates, and each of their respective officers, directors and employees (collectively, the “Cara Indemnitees”), from and against any and all Losses arising out of any Third Party Claim against a Cara Indemnitee that is based upon or results from: (i) any of Maruishi’s representations and warranties set forth in Section 9.2 of this Agreement being untrue in any material respect when made; (ii) Maruishi’s or its Affiliate’s failure to perform, in any material respect, any covenant or agreement or warranty of Maruishi set forth in this Agreement; (iii) the exercise or practice by Maruishi, its Affiliates or Sublicensees of the licenses granted to Maruishi under Sections 2.1 and 2.2; or (iv) the development, manufacture or Commercialization of Licensed Product by or for Maruishi, its Affiliates or Sublicensees; except, in each case, to the extent any such Losses result from the negligence or willful misconduct of Cara Indemnitees or from the breach of any representation or warranty or covenant or obligation under this Agreement by Cara.

10.3 Indemnification Procedures. Each Party (Cara on behalf of Cara Indemnitees, or Maruishi on behalf of Maruishi Indemnitees) will promptly notify the other Party when it becomes aware of a Claim for which indemnification may be sought hereunder. To be eligible to be indemnified for a Claim, a Person seeking indemnification (the “Indemnified Party”) shall (i) provide the Party required to indemnify such Person (the “Indemnifying Party”) with prompt written notice of the Claim giving rise to the indemnification obligation under this Article 10, provided that, the failure to provide such prompt notice shall not relieve the Indemnifying Party of any of its obligations under this Article 10 except to the extent the Indemnifying Party is actually prejudiced thereby; (ii) provide the Indemnifying Party with the exclusive ability to defend (with the reasonable cooperation of the Indemnified Party) against the Claim; and (iii) not settle, admit or materially prejudice the Claim, without the Indemnifying Party’s prior written consent. The Indemnified Party shall reasonably cooperate with the Indemnifying Party, at the Indemnifying Party’s expense, in the defense of any Claim. Notwithstanding the foregoing, the Indemnified Party shall have the right to participate in and have its own counsel participate in any action or proceeding for which the Indemnified Party seeks to be indemnified by the Indemnifying Party. Such participation shall be at the Indemnified Party’s expense, unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Indemnifying Party’s obligations under Section 10.1 or 10.2, as the case may be, shall not apply to the extent of the Indemnified Party’s failure to take reasonable action to mitigate any Losses. The Indemnifying Party shall not settle or compromise, or consent to the entry of any judgment with respect to, any Claim, without the prior written consent of the Indemnified Party, which will not be unreasonably withheld or delayed.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT.

THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY

REQUEST. OMISSIONS ARE DESIGNATED [*]. A COMPLETE VERSION OF THIS EXHIBIT HAS

BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

10.4 Insurance. Maruishi shall, at its own expense, procure and maintain during the Term and for a period of five (5) years thereafter, appropriate liability insurance policy/policies, including product liability insurance after Regulatory Approval of Licensed Product in the Territory, consistent with normal business practices of prudent companies similarly situated in the Territory. Such insurance shall not be construed to create a limit of Maruishi’s liability with respect to its indemnification obligations under this Article 10. Maruishi shall provide Cara with written evidence of such insurance upon request. Maruishi shall provide Cara with prompt written notice of cancellation, non-renewal or material change in such insurance or self-insurance which could materially adversely affect the rights of Cara hereunder and shall use commercially reasonable efforts to provide such notice at least thirty (30) days prior to any such cancellation, non-renewal or material change. Maruishi’s insurance hereunder shall be primary with respect to the obligations for which Maruishi is liable hereunder and Cara’s insurance shall be non-contributing with respect to the obligations for which Cara is to be indemnified by Maruishi hereunder.

10.5 Limitation. With respect to the indemnity obligation in Section 10.1 and 10.2 above, it is understood and agreed that the indemnification does not cover or include lost profits or other future economic harm.

ARTICLE 11

CONFIDENTIALITY

11.1 Treatment of Confidential Information. The Parties agree that during the Term, and for a period of [*] after this Agreement expires or terminates, a Party receiving Confidential Information of the other Party shall (i) maintain in confidence such Confidential Information; (ii) not disclose such Confidential Information to any Third Party without prior written consent of the disclosing Party, except as otherwise permitted in this Article 10; and (iii) not use such Confidential Information for any purpose other than the performance of or exercise of its rights under this Agreement.

11.2 Authorized Disclosure.

(a) If, based upon the advice of legal counsel skilled in the subject matter, a Party is required to disclose specific Confidential Information of the other Party to comply with an applicable law, regulation, legal process, or order of a government authority or court of competent jurisdiction, the Party may disclose such Confidential Information only to the entity or person required to receive such disclosure; provided, however, that the Party required to disclose such Confidential Information shall (a) to the extent permitted by such law, regulation, process, order or rules, first have given prompt (but in no event less than five (5) business days) advance notice to such other Party to enable it to seek any available exemptions from or limitations on

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT.

THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY

REQUEST. OMISSIONS ARE DESIGNATED [*]. A COMPLETE VERSION OF THIS EXHIBIT HAS

BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

such disclosure requirement and shall reasonably cooperate in such efforts by the other Party, (b) furnish only the portion of the Confidential Information which is legally required to be disclosed; (c) use all reasonable efforts to secure confidential protection of such Confidential Information, and (d) continue to perform its obligations of confidentiality and non-use set out in this Article 11.

(b) Each Party may disclose Confidential Information of the other Party to Regulatory Authorities to the extent such disclosure is reasonably necessary in regulatory filings required for the development and/or commercialization of Licensed Products. In addition, each Party may disclose Confidential Information of the other Party (other than Manufacturing Information) to the extent such disclosure is reasonably necessary in the following instances: filing or prosecuting patents as permitted by this Agreement; disclosure to Sublicensees and potential Sublicensees, and to licensees or potential licensees of Cara, and to contractors, employees and consultants, who need to know such information for the development, manufacture and commercialization of Licensed Products, to bankers, lawyers, accountants, agents or other Third Parties in connection with due diligence or similar investigations, and to potential Third Party investors in confidential financing documents; provided that any such Sublicensee, licensee, contractor, employee, consultant, banker, lawyer, accountant, agent or Third Party is bound by obligations of confidentiality and non-use at least as restrictive as those set forth herein. In the case of each disclosure, the Party making such disclosure shall use reasonable efforts to obtain confidential treatment of any such disclosure, and shall not disclose Confidential Information of the other Party other than is reasonably necessary.

11.3 Publicity; Terms of Agreement. The Parties shall treat the existence and material terms of this Agreement as confidential and shall not disclose such information to Third Parties without the prior written consent of the other Party or except as provided in Section 11.2 (treating such information as Confidential Information of both Parties for purposes of Section 11.2). The Parties agree that upon execution of this Agreement or shortly thereafter, either Party may issue a press release, which shall be subject to prior review and approval by the other Party, not to be unreasonably withheld or delayed. Except for such press release or as otherwise required by applicable law or applicable stock exchange requirements, neither Cara nor Maruishi shall issue or cause the publication of any other press release or public announcement with respect to the transactions contemplated by this Agreement without the express prior approval of the other Party, which approval shall not be unreasonably withheld or delayed; provided that, each of Cara and Maruishi may make any public statement in response to questions by the press, analysts, investors or those attending industry conferences or financial analyst calls, or issue press releases, so long as any such public statement or press release is not inconsistent with prior public disclosures or public statements approved by the other Party pursuant to this Section 10.3 and which do not reveal non-public information about the other Party. If, in the reasonable opinion of a Party’s legal counsel, a public announcement of the transactions contemplated by the Agreement is required by applicable laws or applicable stock exchange requirements, then, to the extent permissible by law, such Party will provide the other with notice reasonable under the circumstances (but in no event less than ten (10) days prior to disclosure) of such intended

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT.

THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY

REQUEST. OMISSIONS ARE DESIGNATED [*]. A COMPLETE VERSION OF THIS EXHIBIT HAS

BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

announcement and will consult with the other Party with respect to the nature and scope of the required announcement (which shall be limited to the information reasonably required to be disclosed). In addition to the foregoing, with respect to complying with the disclosure requirements of the Securities and Exchange Commission or other regulatory agencies, in connection with any required filing of this Agreement with such agency, the Parties shall consult with one another concerning which terms of this Agreement shall be requested to be redacted in any public disclosure of the Agreement by the agency, Licensed Products and Field of Use, the exhibits, and any dollar amounts set forth herein. If Maruishi is required to disclose this Agreement or any terms hereof, Maruishi shall give Cara reasonable advance notice of such required disclosure and shall address and accommodate all Cara’s reasonable comments regarding the extent of such disclosure.

11.4 Injunctive Relief. Given the nature of the Confidential Information and the competitive damage that would result to a Party upon unauthorized disclosure, use or transfer of its Confidential Information to any Third Party, the Parties agree that monetary damages may not be a sufficient remedy for any breach of this Article 11. In addition to all other remedies, a Party shall be entitled to seek specific performance and injunctive and other equitable relief as a remedy for any breach or threatened breach of this Article 11.

ARTICLE 12

TERM AND TERMINATION

12.1 Term. This Agreement shall come into effect as of the Effective Date and shall remain in effect until such time as the Agreement is terminated pursuant to this Article 12.

12.2 Termination.

(a) Termination for Bankruptcy/Insolvency. A Party may terminate this Agreement on written notice in the event any of the following occurs with respect to the other Party: (a) such Party files a petition in bankruptcy or makes a general assignment for the benefit of creditors or otherwise acknowledges in writing insolvency, or is adjudged bankrupt, and such Party, (i) fails to assume this Agreement in any such bankruptcy proceeding within thirty (30) days after filing or (ii) assumes and assigns this Agreement to a Third Party; (b) such Party goes into or is placed in a process of complete liquidation; (c) a trustee or receiver is appointed for any substantial portion of such Party’s business and such trustee or receiver is not discharged within sixty (60) days after appointment; (d) any case or proceeding shall have been commenced or other action taken against such Party in bankruptcy or seeking liquidation, reorganization, dissolution, a winding-up arrangement, composition or readjustment of its debts or any other

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT.

THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY

REQUEST. OMISSIONS ARE DESIGNATED [*]. A COMPLETE VERSION OF THIS EXHIBIT HAS

BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

relief under any bankruptcy, insolvency, reorganization or similar act or law of any jurisdiction now or hereafter in effect is not dismissed or converted into a voluntary proceeding governed by clause (a) above within sixty (60) days after filing; or (e) there shall have been issued a warrant of attachment, execution, distraint or similar process against any substantial part of the property of such Party and such event shall have continued for a period of sixty (60) days and none of the following has occurred: (i) it is dismissed, (ii) it is bonded in a manner reasonably satisfactory to the other Party, or (iii) it is discharged.

(b) Termination for Default. Upon any material breach by either Party (the “Defaulting Party”) of this Agreement, the other Party (the “Non-Defaulting Party”) may notify the Defaulting Party in writing of such breach and require that the Defaulting Party cure such breach within thirty (30) days of such notice, for any payment breach, or within ninety (90) days of the Non- Defaulting Party’s notice for any other breach. In the event the Defaulting Party shall not have cured the breach by the end of the applicable cure period, the Non- Defaulting Party may terminate this Agreement immediately upon written notice to the Defaulting Party.

(c) Termination by Maruishi at Will. Maruishi may notify Cara in writing that it is terminating this Agreement either in its entirety, or as to either the Acute-Pain indication or the Uremic Pruritus indication, which termination shall be effective immediately upon Cara’s receipt of notice of such termination to Cara. If Maruishi terminates the Agreement solely as to one or the other of such indications, then the Agreement shall survive solely as to the use of Licensed Product for the non-terminated indication, and the definition of the term “Field of Use” shall automatically be modified to mean use solely to treat such non-terminated indication, with the terminated indication being struck from such definition.

(d) Termination for Development Issue. If Maruishi discontinues or suspends its development activities as to a particular indication (or indications) in the Field of Use (i.e., no good faith and material activities are being conducted), and if Cara deems that said discontinuation or suspension is not justified or is not commercially reasonable, then on written request by Cara, the Parties will have a face-to-face meeting as soon as practicable, to discuss the situation. At such meeting, Maruishi will accurately and in good faith answer all reasonable questions of Cara regarding the reasons for such discontinuation or suspension, and Maruishi’s justification for same. If Cara reasonably requests that Maruishi recommence such activities, and does not recommence and continue using diligent Commercially Reasonable Efforts to conduct such activities ( i.e. mutually agreed upon action plan development activities) within four (4) months of such request notice from Cara, then Cara may terminate the Agreement as to all such affected indications on written notice, and Cara may thereafter succeed to and conduct all such development activities on its own behalf (or a license a third party to do so). If such agreement applies to both indications in the Field of Use, then the Agreement is deemed terminated in its entirety.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT.

THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY

REQUEST. OMISSIONS ARE DESIGNATED [*]. A COMPLETE VERSION OF THIS EXHIBIT HAS

BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(e) Other Termination. If Maruishi, its Affiliate or Sublicensee files any lawsuit or reexamination or protest proceeding or the equivalent against Cara or its Affiliates seeking a declaratory judgment or determination that any claim(s) of the Licensed Patent Rights is invalid, unenforceable, of narrower scope or otherwise not patentable, then Cara shall have the right to terminate this Agreement at any time upon written notice to Maruishi.

12.3 Effects of Termination.

(a) Upon termination of this Agreement pursuant to Section 12.2: (i) all licenses and rights granted hereunder to Maruishi shall terminate and revert exclusively to Cara, all sublicenses (if any) granted by Maruishi under the rights or licenses granted to Maruishi under this Agreement shall terminate, unless and except to the extent that Cara agrees in writing such sublicenses shall not terminate upon termination of this Agreement but instead shall become direct licenses with Cara; and (ii) Maruishi (and its Affiliates) shall immediately cease all development and Commercialization of Licensed Products and return to Cara all physical manifestations of the Licensed Technology and Cara Confidential Information (including Manufacturing Information).

(b) Upon such termination of this Agreement pursuant to Section 12.2, Maruishi agrees to promptly transfer to Cara (including making such filings as may be required with Regulatory Authorities and other governmental authorities of the Territory to effect such transfer), at Cara’s request, the following with respect only to the Licensed Products: (i) ownership of all Regulatory Documents and Regulatory Approvals applicable to Licensed Products that are Controlled by Maruishi or its Affiliates (including the Regulatory Documents) at such time; (ii) all pre-clinical (including toxicology) and clinical study protocols, data and reports applicable to Licensed Products that are possessed or owned by Maruishi or its Affiliate at such time; and (iii) all Cara-sponsored or investigator-sponsored clinical trial results, and the results of all ongoing clinical trials, and (iv) such other information, data, and documents applicable to Licensed Products that are owned by Maruishi or its Affiliate that are reasonably requested by Cara to permit Cara and its Affiliates to develop, manufacture and commercialize Licensed Products after the termination date, including but not limited to any documents related to the prosecution, maintenance, defense and enforcement of the Licensed Patent Rights.

(c) Effective upon termination of this Agreement by Cara pursuant to Section 12.2, Maruishi will be deemed to have hereby granted to Cara and its Affiliates an irrevocable, royalty-free, fully paid-up, non-exclusive, fully transferable, worldwide, perpetual license, with the right to grant sublicenses, under any intellectual property Controlled by Maruishi as of the effective date of such termination (including patents, copyrights, trademarks, trade secrets and know-how) that incorporates, uses or is derived from Licensed Technology (including all Maruishi Know-How and Maruishi Patents) solely to make, have made, use, sell, offer to sell or import products containing CR845.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT.

THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY

REQUEST. OMISSIONS ARE DESIGNATED [*]. A COMPLETE VERSION OF THIS EXHIBIT HAS

BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(d) Upon any such termination of the Agreement, then at the request of Cara, Maruishi agrees to negotiate with Cara in good faith to sell and transfer to Cara any inventory of Licensed Products. Maruishi further agrees, upon such termination, at the request of Cara, to negotiate in good faith with Cara to assign to Cara any contracts with Third Party manufacturers, suppliers, clinical trial organizations or clinical trial sites related to Licensed Products.

(e) Upon any such termination of the Agreement, the Parties will cooperate in good faith to establish a transition plan to effectuate the transfers contemplated under this Section 12.3 in a manner that preserves continuity of clinical and commercial supply with respect to any Licensed Products that are being developed and/or commercialized as of the effective date of the termination.

12.4 Survival. The following provisions shall survive any expiration or termination of this Agreement: Articles 1 (to the extent needed for the other Articles and Sections that survive), 10, 11, and 13, and Sections 2.6, 2.6.1, 3.2(b) (fourth sentence only), 3.3 (eighth sentence only), 3.8, 6.10, 8.1, 12.3, and 12.4. Termination of this Agreement shall not relieve the Parties of any liability which accrued (including any payment obligation that has accrued or become due and payable) (it being understood that, by way of example, Maruishi’s obligation to pay the Development Milestones “accrues” when the event that meets the definition of “Completion” and “Initiation” provided for in Section 6.2(a) has occurred) hereunder prior to the effective date of such termination nor preclude either Party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach or Default of this Agreement nor prejudice either Party’s right to obtain performance of any obligation. The remedies provided in this Article 12 are not exclusive of any other remedies a Party may have in law or equity.

12.5 Licensee Bankruptcy Protection. All licenses granted under or pursuant to this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of rights to “intellectual property” as defined under Section 101(35A) of the U.S. Bankruptcy Code to the extent permitted thereunder. Each of the Parties shall retain and may fully exercise all of its respective rights and elections under the U.S. Bankruptcy Code or any analogous provisions in any other country or jurisdiction. Upon the commencement of a bankruptcy proceeding by or against either Party, the Party that is not a party to such proceeding shall further be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property that is subject to the applicable license, which, if not already in the non-subject Party’s possession, shall be promptly delivered to it, unless the Party subject to the proceeding elects to continue, and continues, to perform all of its obligations under this Agreement.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT.

THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY

REQUEST. OMISSIONS ARE DESIGNATED [*]. A COMPLETE VERSION OF THIS EXHIBIT HAS

BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

ARTICLE 13

MISCELLANEOUS

13.1 Entire Agreement; Amendment. This Agreement, including the exhibits, constitutes the entire agreement between the Parties (or their Affiliates) related to the subject matter hereof. All prior and contemporaneous negotiations, representations, warranties, agreements, statements, promises and understandings related to the subject matter hereof are superseded by and merged into and extinguished and completely expressed by this Agreement, including the exhibits. No Party shall be bound by or charged with any written or oral agreements, representations, warranties, statements, promises or understandings not specifically set forth in this Agreement, including the exhibits. As of the Effective Date, the Non- Disclosure Agreement dated November 29, 2012 between Cara and Maruishi (the “Confidentiality Agreement”), is hereby superseded by this Agreement, provided that all Confidential Information (as defined in the Confidentiality Agreement) disclosed thereunder shall be treated as Confidential Information disclosed under, and subject to the terms of, this Agreement. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties unless reduced to writing and signed by an authorized officer of each Party.

13.2 Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been sufficiently given for all purposes (i) when delivered, if sent by recognized overnight courier or personally delivered, or (ii) upon confirmation of receipt, if sent by facsimile transmission (provided a duplicate hard copy is promptly delivered by one of the other foregoing means), in each case using the mailing addresses of the Parties as set forth below (or such other mailing address of which a Party is notified pursuant to this Section 13.2):

For Maruishi:	Maruishi Pharmaceutical Co., Ltd 4-2, Imazu-Naka 2-Chome, Tsurumi-Ku Osaka, 538-0042 Japan Tel : 81-6-6964-3150_ Fax : 81-6965-6060 Attn: _Keiichi Inoue, President & Representative Director
With a copy to:	Maruishi Pharmaceutical Co., Ltd Facsimile: 81-6965-6060 Attn: Hideharu Tominaga
For Cara:	Cara Pharmaceuticals, Inc. One Parrott Drive Shelton, CT 06484 Facsimile: 203-567-1510 Attn: Derek Chalmers
With a copy to:	Josef Schoell

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT.

THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY

REQUEST. OMISSIONS ARE DESIGNATED [*]. A COMPLETE VERSION OF THIS EXHIBIT HAS

BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

13.3 Governing Law; Dispute Resolution. This Agreement shall be governed and construed in accordance with the laws of the State of New York, as applied to agreements executed and performed entirely within the State of New York, without regard to any applicable principles of conflicts of law. In the event any dispute or other issues arises among the Parties, each of the Parties shall exert its best efforts (including, by the face-to face meeting of the respective top management) to resolve such dispute or issue. In the eventuality that such dispute or issue cannot be amicably resolved within 60 days of written notice from a Party, such dispute or issue may be submitted by a Party to the International Chamber of Commerce for binding arbitration in accordance with the commercial arbitration rules of the International Chamber of Commerce as then in effect. Such arbitrations shall be conducted in the English language, and, unless otherwise agreed by the Parties to the dispute, shall be held in Chicago, Illinois. Any arbitration award rendered in any such arbitration proceeding may be entered in and enforced by any court of competent jurisdiction. Such arbitration shall be the sole and exclusive dispute resolution mechanism (other than discussion by the Parties), except that a Party may seek interim or permanent injunctive relief in a court of competent jurisdiction.

13.4 Limitation of Liability. EXCEPT FOR LIABILITY FOR BREACH OF ARTICLE 9 OR FRAUD OR COMPARABLE INTENTIONAL MISCONDUCT, NEITHER PARTY SHALL BE ENTITLED TO RECOVER FROM THE OTHER PARTY ANY INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES IN CONNECTION WITH THIS AGREEMENT OR ANY LICENSE GRANTED HEREUNDER. The limitations set forth in this Section 13.4 shall not apply with respect to either Party’s indemnification obligations under Sections 10.1 or 10.2 for Third Party Claims.

13.5 Interpretation. Cara and Maruishi have each participated in negotiations and due diligence and consulted their respective counsel regarding this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provisions of this Agreement.

13.6 Assignment. Neither Party may assign or transfer this Agreement or any rights or obligations hereunder, by operation of law or otherwise, without the prior written consent of the other Party, except that a Party may make such an assignment or transfer, by operation of law or otherwise, without the other Party’s consent to its Affiliate(s) or to an entity that acquires all or substantially all of the business of such Party, whether in a merger, consolidation, reorganization, acquisition, sale or otherwise. This Agreement shall be binding on the successors and permitted assigns of the assigning Party, and the name of a Party appearing herein shall be deemed to include the name(s) of such Party’s successors and permitted assigns to the extent necessary to carry out the intent of this Agreement. Any assignment or attempted assignment by either Party in violation of the terms of this Section 13.6 shall be null and void and of no legal effect.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT.

THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY

REQUEST. OMISSIONS ARE DESIGNATED [*]. A COMPLETE VERSION OF THIS EXHIBIT HAS

BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

13.7 Performance by Affiliates. Each of Cara and Maruishi acknowledge that obligations under this Agreement may be performed by Affiliates of Cara and Maruishi. Each of Cara and Maruishi guarantee performance of this Agreement by its Affiliates, notwithstanding any assignment to Affiliates in accordance with Section 13.6 of this Agreement.

13.8 Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the Parties shall negotiate in good faith with a view to the substitution therefor of a suitable and equitable provision in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid provision; provided, however, that the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the Parties hereto shall be enforceable to the fullest extent permitted by law.

13.9 Headings. The heading for each article and section in this Agreement has been inserted for convenience of reference only and is not intended to limit or expand on the meaning of the language contained in the particular article or section.

13.10 Further Actions Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of the Agreement.

13.11 Independent Contractors. The relationship between Maruishi and Cara created by this Agreement is solely that of independent contractors. This Agreement does not create any agency, distributorship, employee-employer, partnership, joint venture or similar business relationship between the Parties. Neither Party is a legal representative of the other Party, and neither Party can assume or create any obligation, representation, warranty or guarantee, express or implied, on behalf of the other Party for any purpose whatsoever. Each Party shall use its own discretion and shall have complete and authoritative control over its employees and the details of performing its obligations under this Agreement.

13.12 Use of Name. No right, express or implied, is granted to Maruishi by this Agreement to use in any manner any Trademark of Cara or its Affiliates. Maruishi shall not use or allow its representatives to use, any name or Trademark of Cara or its Affiliates, or the name of any of their employees, or any derivatives thereof, for purposes of any promotion, publicity or advertising without Cara’s prior written consent, which may be withheld at Cara’s sole discretion.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT.

THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY

REQUEST. OMISSIONS ARE DESIGNATED [*]. A COMPLETE VERSION OF THIS EXHIBIT HAS

BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

13.13 No Waiver. A Party’s consent to or waiver, express or implied, of the other Party’s breach of its obligations hereunder shall not be deemed to be or construed as a consent to or waiver of any other breach of the same or any other obligations of the other Party. A Party’s failure to complain of any act, or failure to act, by the other Party, to declare the other Party in default, to insist upon the strict performance of any obligation or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof, no matter how long such failure continues, shall not constitute a waiver by such Party of its rights hereunder, of any such breach, or of any other obligation or condition. A Party’s consent in any one instance shall not limit or waive the necessity to obtain such Party’s consent in any future instance and in any event no consent or waiver shall be effective for any purpose hereunder unless such consent or waiver is in writing and signed by the Party granting such consent or waiver.

13.14 Fees and Expenses. Regardless of whether or not the transactions contemplated by this Agreement are consummated, each Party shall bear its own fees and expenses incurred in connection with the negotiation and execution of this Agreement.

13.15 No Set-Off. Neither Party shall have any right to set-off any amount owed to by such Party to the other Party or an Affiliate thereof under this Agreement.

13.16 No Other Rights. The Parties acknowledge and agree that, except as expressly set forth in this Agreement, neither Party grants any rights or licenses to the other Party under this Agreement nor shall either Party have any rights or obligations under this Agreement.

13.17 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party hereto and its respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement (with the exception of Maruishi Indemnitees and Cara Indemnitees under Sections 9.1 and 9.2, respectively).

13.18 Rules of Construction. The use in this Agreement of the term “including” (or any cognates thereof, such as “include” or “includes”) means “including (or the applicable cognate thereof), without limitation.” The words “herein,” “hereof,” “hereunder,” and other words of similar import refer to this Agreement as a whole, including the exhibits, and not to any particular section, subsection, paragraph, subparagraph or clause contained in this Agreement. All references to sections and exhibits mean those sections of this Agreement and the exhibits attached to this Agreement, except where otherwise stated. The words “will” and “shall” are herein used interchangeably and the word “will” shall be construed to have the same meaning and effect as the word “shall”.

13.19 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT.

THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY

REQUEST. OMISSIONS ARE DESIGNATED [*]. A COMPLETE VERSION OF THIS EXHIBIT HAS

BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

13.20 Precedence. In the event of any conflict between this Agreement and any of the exhibits attached hereto, this Agreement shall control.

IN WITNESS WHEREOF, the Parties have executed this Agreement by their duly authorized representatives as of the Effective Date.

CARA THERAPEUTICS, INC.		MARUISHI PHARMACEUTICAL CO., LTD

By:	/s/ Derek Chalmers	By:	/s/ Keiichi Inoue
Name:	Derek Chalmers	Name:	Keiichi Inoue
Title:	President & CEO	Title:	President and Representative Director

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT.

THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY

REQUEST. OMISSIONS ARE DESIGNATED [*]. A COMPLETE VERSION OF THIS EXHIBIT HAS

BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXHIBIT A

COMPOUND CR-845

[*]

[*]

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT.

THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY

REQUEST. OMISSIONS ARE DESIGNATED [*]. A COMPLETE VERSION OF THIS EXHIBIT HAS

BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

B-1

EXHIBIT B

LICENSED PATENT RIGHTS

Japan Application No. Based on PCT Appln. No.	Title	Priority Appln., Filed
[*]	[*]	[*]

[*]	[*]	[*]

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT.

THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY

REQUEST. OMISSIONS ARE DESIGNATED [*]. A COMPLETE VERSION OF THIS EXHIBIT HAS

BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXHIBIT C

CR845 DEVELOPMENT TIMELINES

All timeline and studies proposed below are dependent upon a confirmed start date from CROs and upon FDA acceptance.

[*]

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT.

THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY

REQUEST. OMISSIONS ARE DESIGNATED [*]. A COMPLETE VERSION OF THIS EXHIBIT HAS

BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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EXHIBIT D

EXAMPLE OF MILESTONE CREDITS TO SUBLICENSE FEES

Assuming that Maruishi enters into a sublicense agreement with a Sublicensee, under which the Sublicensee pays Maruishi an upfront fee of [*], and subsequently pays Maruishi a milestone payment on achieving the milestone of Regulatory Approval of the uremic pruritus indication of [*], and prior to entering into such sublicense agreement Maruishi had paid Cara [*] in milestone payment under Section 6.2(a), then the following Sublicense Fees and credits would apply under Section 6.5:

— with respect to such upfront fee paid by the Sublicensee, Maruishi would owe a Sublicense Fee equal to [*] of [*] (the upfront fee), less a credit of [*] for the milestone payments previously made, for a total Sublicensee Fee of [*].

— with respect to the subsequent milestone payment paid by the Sublicensee, Maruishi would owe a Sublicense Fee equal to [*] of [*] (the milestone payment), less a credit of [*] for the milestone payment made by Maruishi to Cara under Section 6.2(a) for the achievement of such Regulatory Approval, for a total Sublicensee Fee of [*].

For clarity, any such milestone payment made by Maruishi to Cara under Section 6.2(a) would be creditable only once against Sublicensee Fees owed under Section 6.5.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT.

THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY

REQUEST. OMISSIONS ARE DESIGNATED [*]. A COMPLETE VERSION OF THIS EXHIBIT HAS

BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

3